Exhibit 99.3

EXECUTION VERSION

CAL FUNDING I LIMITED
Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
Indenture Trustee

_________________________

INDENTURE
Dated as of September 9, 2011
_________________________

(continued)

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ARTICLE XI HOLDERS LISTS		95

Section 1101.	Indenture Trustee to Furnish Names and Addresses of Holders	95
Section 1102.	Preservation of Information; Communications to Holders	96

ARTICLE XII EARLY AMORTIZATION EVENT		96

Section 1201.	Early Amortization Event.	96

ARTICLE XIII MISCELLANEOUS PROVISIONS		97

Section 1301.	Compliance Certificates and Opinions.	97
Section 1302.	Form of Documents Delivered to Indenture Trustee.	98
Section 1303.	Acts of Holders.	98
Section 1304.	Limitation of Rights; Third Party Beneficiary.	99
Section 1305.	Severability.	99
Section 1306.	Notices.	99
Section 1307.	Consent to Jurisdiction.	100
Section 1308.	Captions.	100
Section 1309.	Governing Law.	100
Section 1310.	No Petition.	101
Section 1311.	General Interpretive Principles.	101
Section 1312.	WAIVER OF JURY TRIAL	102
Section 1313.	Waiver of Immunity	102
Section 1314.	Judgment Currency	102
Section 1315.	Statutory References	103
Section 1316.	Counterparts	103

EXHIBIT A	RESERVED

EXHIBIT B	DEPRECIATION METHODS BY TYPE OF CONTAINER

EXHIBIT C	FORM OF PURCHASER LETTER

EXHIBIT D	FORM OF PURCHASER CERTIFICATION

EXHIBIT E	FORM OF NON-RECOURSE RELEASE

EXHIBIT F	RESERVED

EXHIBIT G	FORM OF CONTROL AGREEMENT

EXHIBIT H	INTERCREDITOR COLLATERAL AGREEMENT

EXHIBIT I	TABLE OF COST-EQUIVALENT UNITS (CEU'S)

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This Indenture, dated as of September 9, 2011 (as amended or supplemented from time to time as permitted hereby, the “Indenture”), between CAL Funding I Limited, an exempted company with limited liability incorporated and existing under the laws of Bermuda (the “Issuer”), and Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer desires to issue from time to time asset-backed warehouse revolving notes and term notes pursuant to this Indenture;

WHEREAS, such notes will be full recourse obligations of the Issuer and will be secured by the Collateral; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Notes, when executed by the Issuer, authenticated by the Indenture Trustee and issued, the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, and to make this Indenture a valid and binding agreement for the security of the Notes authenticated and delivered under this Indenture.

NOW THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other party, the Noteholders and each Interest Rate Hedge Provider:

GRANTING CLAUSE

To secure the payment of the Aggregate Outstanding Obligations and the performance of all of the Issuer’s covenants and agreements in this Indenture and each other Related Document to which it is a party, the Issuer hereby grants, assigns, conveys, mortgages, pledges, charges, hypothecates and transfers to Indenture Trustee, for the benefit of the Noteholders and each Interest Rate Hedge Provider, a first priority perfected security interest in and to all assets and property of the Issuer, whether now existing or hereafter acquired including, without limitation, all of the Issuer’s right, title and interest in, to and under the following whether now existing or hereafter created or acquired:

(i)             the Managed Containers and all other Transferred Assets;

(ii)            all Deposit Accounts and all Securities Accounts, including the Trust Account, the Restricted Cash Account, the Counterparty Collateral Account and any Series Account, and all cash and cash equivalents, Eligible Investments, Financial Assets, Investment Property, Securities Entitlements and other instruments or amounts credited or deposited from time to time in any of the foregoing;

(iii)           the Contribution and Sale Agreement, the Management Agreement, Interest Rate Hedge Agreement and each other Related Document to which the Issuer is a party;

(iv)          all Finance Lease Receivables and all other collections received by the Issuer from the operation of the Managed Containers, including any amount on deposit in the Manager Collection Account that, in accordance with the terms of the Intercreditor Agreement, is attributed to a Managed Container;

(v)           to the extent pertaining to the Managed Containers and other Transferred Assets, all Accounts;

(vi)          to the extent pertaining to the Managed Containers and other Transferred Assets, all Chattel Paper, and all Leases and all schedules, supplements, amendments, modifications, renewals, extensions and all guaranties and other credit support with respect to the foregoing and all rentals, payments and monies due and to become due in respect of the foregoing, and all rights to terminate or compel performance thereof;

(vii)         all Contracts provided that, if any such Contract relates to a Managed Container, such Lien will attach solely to the extent (but only to the extent that) such Contract pertains to the Managed Containers and the related Transferred Assets;

(viii)        all Documents provided that, if any such Document relates to a Managed Container, such Lien will attach solely to the extent (but only to the extent that) such Document pertains to the Managed Containers and the related Transferred Assets;

(ix)           all General Intangibles provided that, if such General Intangibles relate to a Managed Container, such Lien will attach solely to the extent (but only to the extent that) such General Intangible pertain to the Managed Containers and the related Transferred Assets;

(x)            all Instruments provided that, if such Instrument relates to a Managed Container, such Lien will attach solely to the extent (but only to the extent that) such Instrument pertains to the Managed Containers and the related Transferred Assets;

(xi)           all Inventory;

(xii)          all Supporting Obligations provided that, if such Supporting Obligation relates to a Managed Container, such Lien will attach solely to the extent (but only to the extent that) such Supporting Obligation pertains to the Managed Containers and the related Transferred Assets;

(xiii)         all Equipment;

(xiv)         all Letter of Credit Rights provided that, if such Letter of Credit Rights relate to a Managed Container, such Lien will attach solely to the extent (but only to the extent that) such Letter of Credit Rights pertain to the Managed Containers and the related Transferred Assets;

(xv)          all Commercial Tort Claims provided that, if such Commercial Tort Claim relates to a Managed Container, such Lien will attach solely to the extent (but only to the extent that) such Commercial Tort Claim pertains to the Managed Containers and the related Transferred Assets;

(xvi)         all property of the Issuer including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to the Indenture Trustee for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of the Issuer, or as to which the Issuer may have any right or power;

(xvii)        the right of the Issuer to terminate, perform under, or compel performance of the terms of the Container Related Agreements and all claims for damages arising out of the breach of any Container Related Agreement;

(xviii)       any guarantee of the Container Related Agreements and any rights of the Issuer in respect of any subleases or assignments permitted under the Container Related Agreements;

(xix)         all or any part of insurance proceeds of all or any part of the Collateral and all proceeds of the voluntary or involuntary disposition of all or any part of the Collateral or such proceeds;

(xx)          any and all payments made or due to the Issuer in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority and any other cash or non-cash receipts from the sale, exchange, collection or other disposition of all or any part of the Collateral;

(xxi)           to the extent not otherwise included, all income, payments and Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

All of the property described in this Granting Clause is herein collectively called the “Collateral” and as such is security for the payment of the Aggregate Outstanding Obligations and the performance of all of the Issuer’s covenants and agreements in this Indenture and each other Related Document to which it is a party.  Notwithstanding the foregoing Grant, however, (i) no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Prohibited Person and (ii) no Lease in which the Lessee is a Prohibited Person, shall, in either instance, constitute Collateral.

The Trustee's security interest in the foregoing Collateral shall be subject at all times to the provisions of the Intercreditor Collateral Agreement (to the extent that the Intercreditor Collateral Agreement is applicable thereto).

The Issuer hereby grants to the Indenture Trustee, for the benefit of the Noteholders and each Interest Rate Hedge Provider, each of (i) a fixed charge over the Issuer’s rights (but not its obligations) under the Contribution and Sale Agreement, each Interest Rate Hedge Agreement, and the Management Agreement, and (ii) a floating charge over all other assets of the Issuer.

In furtherance of the foregoing, the Issuer hereby appoints the Indenture Trustee as its designee for purposes of exercising the power of attorney granted pursuant to Section 10.3 of the Management Agreement.

The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein required as hereinafter provided.  Notwithstanding the foregoing, the Indenture Trustee does not assume, and shall have no liability to perform, any of the Issuer’s obligations under any agreement included in the Collateral and shall have no liability arising from the failure of the Issuer or any other Person to duly perform any such obligations.

The Issuer hereby irrevocably authorizes the Indenture Trustee at any time, and from time to time, to file in any filing office in any UCC jurisdiction any financing statements (including any such financing statements claiming a security interest in all assets of the Issuer) and amendments thereto that (i) indicate the Collateral, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, and (ii) provide any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Issuer is an organization, the type of organization and any organizational identification number issued to the Issuer; provided, however, that the Indenture Trustee shall not be obligated to file, or authorize the filing of, any financing statements or amendments thereto except upon the written instruction from the Issuer or the Manager.  The Issuer agrees to furnish any such information to the Indenture Trustee promptly upon the Indenture Trustee’s request.  The Issuer also ratifies its authorization for the Indenture Trustee to have filed in any jurisdiction any similar initial financing statements or amendments thereto if filed prior to the date hereof.

ARTICLE I

DEFINITIONS

Section 101.           Defined Terms.

Capitalized terms used in this Indenture shall have the following meanings and the definitions of such terms shall be equally applicable to both the singular and plural forms of such terms:

Account:  Any “account”, as such term is defined in Section 9-102(a)(2) of the UCC.

Administrative Agent:  The Person performing the duties of the Administrative Agent under the Note Purchase Agreement; initially, Bank of America, National Association.

Administrative Agent Fee:  This term shall have the meaning set forth in the Note Purchase Agreement, as such agreement may be amended, modified and restated from time to time in accordance with its terms.

Advance Rate:  This term shall have the meaning set forth in the related Supplement.

Affiliate:  With respect to a specified Person, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Asset Value:  As of any date of determination, an amount equal to the sum of (i) the Aggregate Net Book Value and (ii) the Aggregate Finance Lease Balance.

Aggregate Finance Lease Balance:  As of any date of determination, the sum of the then Finance Lease Balance of all Eligible Finance Leases.

Aggregate Net Book Value:  As of any date of determination, an amount equal to the sum of the Net Book Values of all Eligible Containers then not subject to a Finance Lease.

Aggregate Outstanding Obligations:  As of any date of determination, an amount equal to the sum of (i) the Outstanding Obligations for all Series of Notes then Outstanding, and (ii) all other amounts owing by the Issuer to the Indenture Trustee, any Noteholder, or any Interest Rate Hedge Provider pursuant to the terms of any Related Document.

Aggregate Principal Balance:  As of any date of determination, an amount equal to the sum of the then unpaid principal balance of all Series of Notes then Outstanding.

Applicable Law:  With respect to any Person or Managed Container, all law, treaties, judgment, decrees, injunctions, waits, rules, regulations, orders, directives, concessions, licenses and permits of any Governmental Authority applicable to such Person or its Property or in respect of its operations.

Asset Base:  As of any date of determination, an amount equal to the sum of (a) the product of (i) the Advance Rate and (ii) the Aggregate Asset Value, determined as of the end of the immediately preceding Collection Period, and (b) the amount on deposit in the Restricted Cash Account on such Payment Date, after giving effect to all deposits to and withdrawals from the Restricted Cash Account on such date.

Asset Base Deficiency: The condition that exists on any Payment Date if the then Aggregate Principal Balance (calculated to include all principal payments actually paid on such date) exceeds the Asset Base.

Asset Base Report:  This term shall have the meaning set forth in the Management Agreement.

Authorized Signatory:  Any Person designated by written notice delivered to the Indenture Trustee as authorized to execute documents and instruments on behalf of a Person.

Available Distribution Amount:  For any Payment Date, an amount equal to the sum (without duplication) of (i) ONOI (as defined in the Management Agreement) plus the Miscellaneous Owner Proceeds (as defined in the Management Agreement), Sales Proceeds, Issuer’s share of Casualty Proceeds and Indemnification Proceeds (as defined in the Management Agreement) for all Managed Containers received from the Manager pursuant to the terms of the Management Agreement during the immediately preceding Collection Period, less certain sums deducted in accordance with the terms of the Management Agreement, (ii) all amounts received by the Issuer on the related Determination Date pursuant to any Interest Rate Hedge Agreement, (iii) all Warranty Purchase Amounts and Manager Advances received by the Issuer since the immediately preceding Determination Date, (iv) all other amounts deposited into the Trust Account during the immediately preceding Collection Period pursuant to the terms of the Management Agreement and (v) any earnings on Eligible Investments in the Trust Account to the extent that such earnings were credited to such account during the related Collection Period.

Back-up Manager Event:  With respect to each Series of Notes, this term shall have the meaning set forth in the related Supplement.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Book-Entry Custodian:  The Person appointed pursuant to the terms of this Indenture to act in accordance with a certain letter of representations agreement such Person has with the Depositary, in which the Depositary delegates its duties to maintain the Book-Entry Notes to such Person and authorizes such Person to perform such duties.

Book-Entry Notes:  Collectively, the Rule 144A Book-Entry Notes, the Regulation S Temporary Book-Entry Notes and the Unrestricted Book-Entry Notes.

Business Day:  Any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange, the Federal Reserve Bank or banking institutions in San Francisco, California, New York, New York, London, United Kingdom, Amsterdam, The Netherlands or the city in which the Corporate Trust Office is located, are authorized or are obligated by law, executive order or governmental decree to be closed.

CAI:  CAI International Inc., a corporation organized under the laws of the State of Delaware.

CAL:  Container Applications Limited, a company organized under the laws of Barbados and a wholly-owned subsidiary of CAI, and its successors and permitted assigns.

Capital Stock:  Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any foregoing.

Capitalized Leases:  Leases under which CAI or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Casualty Loss:  Any of the following events with respect to any Managed Container:  (a) the actual total loss or constructive total loss of such Managed Container, (b) the loss, theft or destruction of such Managed Container (including any failure to recover a  Managed Container that is or was subject to a Defaulted Lease or a defaulted Finance Lease that continues after the Manager has exhausted available legal process), (c) such Managed Container is damaged beyond repair or permanently rendered unfit for normal use for any reason whatsoever, (d) the seizure, condemnation, confiscation, forced sale or other taking of title to or use of such Managed Container, (e) if such Managed Container is subject to a Lease, such Managed Container shall have been deemed under its Lease to have suffered a casualty loss as to the entire Managed Container or (f) the value of such Managed Container in the accounting records of the Issuer has been written off by the Issuer (or the Manager, on behalf of the Issuer) as required by GAAP. In determining the date on which a Casualty Loss occurred, the application of the time frames set forth in clauses (a) through (f) above shall in no event result in the deemed occurrence of a Casualty Loss prior to the date on which an officer of the Issuer or the Manager obtains actual knowledge of such Casualty Loss.

Casualty Proceeds:  This term shall have the meaning set forth in the Management Agreement.

CEU: A cost-equivalent unit which is a fixed unit of measurement based on the cost of a Container relative to the cost of each respective type of Container as listed on Exhibit I.

Chattel Paper: Any lease (including any Finance Lease) or other “chattel paper”, as such term is defined in Section 9-102(a)(11) of the UCC.

Class:  With respect to any Series, all Notes within such Series having the same rights to payment under the related Supplement.

Closing Date:  This term shall have the meaning set forth in the related Supplement.

Code:  The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

Collateral:  This term shall have the meaning set forth in the Granting Clause of this Indenture.

Collection Period.  For any Payment Date, the period from the first day of the calendar month immediately preceding the month in which such Payment Date occurs through and including the last day of such calendar month.

Collections:  With respect to any Collection Period, all payments (including any cash proceeds) actually received by the Issuer with respect to the Managed Containers and the other items of Collateral, including amounts distributed by the Manager to the Issuer pursuant to Section 7.2 of the Management Agreement or otherwise.

Commercial Tort Claims:  Any “commercial tort claim”, as such term is defined in 9-102(a)(13) of the UCC.

Competitor:  Any Person engaged and competing with any of the Issuer, CAL, CAI or the Manager in the Container leasing business and any Affiliate of any such Person; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company, fraternal benefit society, pension, retirement or profit sharing trust or fund, or any collateralized bond obligation fund or similar fund (or any trustee of any such fund) or any holder of any obligations of any such fund (solely as a result of being such a holder) be deemed to be a Competitor solely as a result of being an Affiliate of a Competitor, provided that firewalls are put in place to prevent confidential information of the Issuer or Manager from being distributed to the Competitor.

Consolidated EBIT:  With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of CAI and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, plus (c) principal payments received by CAI or any of its Subsidiaries during such period with respect to Direct Finance Leases, all as determined in accordance with GAAP.

Consolidated Funded Debt:  At any time of determination, with respect to CAI and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of CAI and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by CAI or any of its Subsidiaries.

Consolidated Net Income (or Deficit):  The consolidated net income (or deficit) of CAI and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from interest rate protection agreements or swap contracts in respect of currency hedging entered into in the ordinary course of business.

Consolidated Tangible Net Worth:  As of any date of determination, for CAI and its Subsidiaries on a consolidated basis, Shareholders’ Equity of CAI and its Subsidiaries on such date minus the Intangible Assets of CAI and its Subsidiaries on such date; provided that the calculation of Consolidated Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from interest rate protection agreements or swap contracts in respect of currency hedging entered into in the ordinary course of business.

Consolidated Total Interest Expense:  For any period, the aggregate amount of interest required to be paid or accrued by CAI or any of its Subsidiaries during such period on all Indebtedness of CAI or such Subsidiary outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

Container:  Any dry freight cargo, high cube, flat rack, refrigerated (including associated generator sets) or other type of marine or intermodal container.

Container Related Agreement:  Any agreement relating to the Managed Containers or agreements relating to the use or management of such Managed Containers whether in existence on any Series Issuance Date or thereafter acquired, including, but not limited to, all Leases, the Management Agreement, the Contribution and Sale Agreement and the Chattel Paper; provided, that any such agreement shall be deemed a “Container Related Agreement” only to the extent that they pertain to the Managed Containers.

Container Representations and Warranties:  This term shall have the meaning set forth in the Contribution and Sale Agreement.

Contracts:  All contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments), arising out of or in any way related to the Managed Containers or to the Notes, in or under which Issuer may now or hereafter have any right, title or interest, including, without limitation, the Management Agreement, the Contribution and Sale Agreement, any Interest Rate Hedge Agreements and any related agreements, security interests or UCC or other financing statements and, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

Contribution and Sale Agreement:  The Contribution and Sale Agreement, dated as of September 9, 2011, between the Issuer and CAL, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

Control Agreement:  A control agreement, among the Issuer, the Indenture Trustee and the Securities Intermediary, which shall be substantially in the form of Exhibit G to this Indenture, for each of the Trust Account, the Restricted Cash Account and each Series Account.

Control Party:  With respect to a Series, this term shall have the meaning set forth in the Supplement for the related Series.

Conversion Date:  With respect to any Series of Warehouse Notes, the date on which a Conversion Event occurs with respect to such Series of Warehouse Notes.

Conversion Event:  With respect to any Series of Warehouse Notes, any event that will result in the termination of the revolving period for such Series and the commencement of principal amortization of such Series as set forth in the related Supplement.

Corporate Trust Office:  The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered.  As of the Closing Date, such office is located at MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, MN 55479; Attention:  Corporate Trust Services - Asset-Backed Administration, Telephone: (612) 667-8058, Facsimile: (612) 667-3464.

Corporate Trust Officer:  Any Treasurer, Assistant Treasurer, Assistant Trust Officer, Trust Officer, Assistant Vice President, Vice President or Senior Vice President of the Indenture Trustee or any other officer who customarily performs functions similar to those performed by the Persons who at the time shall be such officers to whom any corporate trust matter is referred because of their knowledge of and familiarity with the particular subject.

Default Interest:  The incremental interest specified in the related Supplement payable by the Issuer resulting from (i) the failure of the Issuer to pay when due any principal of or interest on the Notes of the related Series or (ii) the occurrence of an Event of Default with respect to such Series.

Defaulted Lease:  Any Lease as to which any of the following events or conditions apply:

(i)            the Manager has or should have determined in accordance with the terms of the Management Agreement that all or any material portion of any regularly scheduled rental payments or end of term payments owing pursuant to the terms of such Lease are wholly or partially uncollectible;

(ii)           both of the following shall have occurred:  (a) the Lessee under such Lease is the subject of an Insolvency Proceeding and (b) the Lessee shall not be current in its obligations 90 days after the commencement of such Insolvency Proceeding; or

(iii)           the Manager has repossessed the equipment or is otherwise exercising remedies with respect to such Lease.

Definitive Note:  A Note issued in physical form pursuant to the terms and conditions of Section 202 hereof.

Deposit Account:  Any “deposit account,” as such term is defined in Section 9-102(a)(29) of the UCC.

Depositary:  The Depository Trust Company until a successor depositary shall have become such pursuant to the applicable provisions of this Indenture and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder.  For purposes of this Indenture, unless otherwise specified pursuant to Section 202, any successor Depositary shall, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

Depositary Participants:  A broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

Depreciation Expense:  With respect to any calculation of the Asset Base, means either (i) the Depreciation Policy or (ii) such other depreciation policy as may be utilized by the Manager from time to time, with the prior written consent of the Control Party for each Series.

Depreciation Policy:  The depreciation policy set forth as Exhibit B hereto, as it may be amended from time to time in accordance with this Indenture.

Determination Date:  The fourth (4th) Business Day prior to the related Payment Date.

Direct Finance Leases:  A lease that satisfies the criteria for classification as a capital lease pursuant to GAAP, including under Financial Accounting Standards Board Statement No. 13, as amended.

Discount Rate:  For purposes of determining the Aggregate Finance Lease Balance as of any date of determination, an interest rate per annum equal to the Effective Annual Yield of such Finance Lease.

Documents:  Any “documents,” as such term is defined in Section 9-102(a)(30) of the UCC.

Dollars:  Dollars and the sign “$” means lawful money of the United States of America.

Early Amortization Event:  The occurrence of any of the events or conditions set forth in Section 1201 hereof.

EBIT:  For any fiscal quarter, Net Income (deficit) before Interest Expense and taxes, determined in accordance with GAAP, including gains and losses from the sale of assets and foreign exchange transactions, but excluding gains or losses resulting from changes in the Depreciation Policy and excluding unrealized gains or losses arising from implementation of Statement of Financial Accounting Standards No. 133 relating to “marking to market” of interest and foreign exchange hedges issued by the Financial Accounting Standards Board.

EBIT Ratio:  For the Issuer as of any date of determination, the ratio of (a) aggregate EBIT to (b) aggregate Interest Expense, in each case for the most recently concluded six (6) fiscal quarters.

Effective Annual Yield:  The annualized interest rate on a Lease computed using compound interest techniques, determined as of the date of lease commencement.

Eligible Account:  Any of (a) a segregated trust account with an Eligible Institution, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as the senior securities of such depository institution shall have a credit rating from each of Moody’s and Standard & Poor’s in one of its generic credit rating categories no lower than “A3” or “A-”, as the case may be, or (c) an account held with the Indenture Trustee.

Eligible Container:  As of any date of determination, any Managed Container which, when considered with all other Managed Containers, shall comply with each of the following requirements:

(i)            Specifications.  The Managed Container conforms to (i) the standard specifications used by the Manager for that category of container and to any applicable industry standards, or (ii) if such Managed Container is subject to a Finance Lease, to the standard specification of either the Manager or the Lessee;

(ii)           Casualty Losses.  Such Managed Container shall not have suffered a Casualty Loss;

(iii)           Title.  The Seller shall have had good and marketable title to such Managed Container at the time of sale to the Issuer;

(iv)           Purchase Price.  The purchase price paid by the Seller for such Managed Container was not greater than the Fair Market Value of such container at the time of acquisition by the Seller;

(v)           General Trading Terms.  The Leases for such Managed Containers shall be entered into or acquired in the ordinary course of business and contain commercially reasonable terms, consistent with the general trading terms the Manager uses in its normal course of business;

(vi)           No Prohibited Person or Prohibited Jurisdiction.  Such Managed Container is then not on lease to a Prohibited Person, and to the actual knowledge of the Issuer or the Manager, is not subleased to a Prohibited Person or located, operated or used in a Prohibited Jurisdiction unless it is used by the government of the United States or one of its allies or pursuant to a license granted by the Office of Foreign Assets Control of the United States Treasury Department;

(vii)         Good Title; No Liens.  The Issuer has good and marketable title to such Managed Container, free and clear of all Liens other than (i) Permitted Encumbrances, and (ii) if Managed Container is subject to a Lease, those Liens that the Lessee is required to remove pursuant to the terms of such Lease;

(viii)        Container Representations and Warranties.  Each Managed Container complies with the Container Representations and Warranties applicable to such Managed Container;

(ix)           Bankrupt Lessee under Finance Leases.  If such Managed Container is then subject to a Finance Lease, such Finance Lease is not a Defaulted Finance Lease;

(x)           Maximum Concentration of Specialized Containers.  The sum of the Net Book Values of all specialized Containers (other than twenty foot (20’) dry freight, forty foot (40’) dry freight or forty foot (40’) high cube dry freight cargo Containers) and twenty foot (20’) and forty foot (40’) refrigerated containers and associated generator sets then owned by the Issuer shall not exceed an amount equal to thirty-five percent (35%) of the Aggregate Asset Value;

(xi)           Finance Leases.  The sum of the Finance Lease Balances of all Eligible Containers then owned by the Issuer then subject to a Finance Lease shall not exceed an amount equal to thirty percent (30%) of the Aggregate Asset Value, and the UCC filing specified in Section 2.03(a)(iv) of the Contribution and Sale Agreement shall have been made with respect to such Finance Leases;

(xii)          Non-Monthly Leases.  The percentage of CEUs of all Eligible Containers that are subject to Leases specifying that rental payments are payable less frequently than monthly shall not exceed five percent (5%) of the aggregate number of CEUs of all Eligible Containers on such date;

(xiii)         Non-United States Dollar Leases.  The percentage of CEUs of all Eligible Containers that are subject to Leases specifying payment in a currency other than United States Dollars and that are not sufficiently hedged in accordance with the currency hedging policy approved by the Requisite Global Majority shall not exceed two percent (2%) of the aggregate number of CEUs of all Eligible Containers on such date;

(xiv)         Maximum Concentration for Single Lessee.  Any single lessee (or sublessee) shall not exceed twenty percent (20%) of the Aggregate Asset Value;

(xv)          Maximum Concentration of Top Three Lessees.  The sum of the Net Book Values of all Eligible Containers that are on Lease to any three (3) lessees (or sublessees) shall not exceed sixty percent (60%) of the Aggregate Asset Value;

(xvi)         Maximum Concentration of Finance Leases by Lessee.  The sum of the Finance Lease Balances of all Eligible Containers that are subject to Finance Leases with a single Lessee shall not exceed ten percent (10%) of the Aggregate Asset Value;

(xvii)        No Violation.  The contribution and conveyance of such Managed Container to the Issuer does not violate any agreement to which the related Seller is a party or by which it or its properties are bound;

(xviii)       Assignability.  The Lease rights with respect to such Container are freely assignable without the consent of any Person other than consents which have been obtained;

(xix)         All Necessary Actions Taken.  The related Seller and the Issuer shall have taken all necessary actions set forth in the Contribution and Sale Agreement to transfer from the Seller to the Issuer title to such Container and all related Leases; and

(xx)           Restrictions on Leases to Affiliates.  No Lessee of a Managed Container is the Manager, the Issuer or any of their respective Affiliates, as lessee.

The foregoing requirements are subject to modification at the request of Issuer upon satisfaction of the Rating Agency Condition (if any Series of Notes then Outstanding has been rated by at least one of the Rating Agencies) and receipt of the prior written consent of the Requisite Global Majority:

Eligible Finance Lease:  A Finance Lease that complies with all of the following:  (i) the related Managed Container is not on lease to a Prohibited Person unless it is used pursuant to a license granted by OFAC; (ii) the Finance Lease is not a Defaulted Lease; and (iii) such Finance Lease and the related receivables are subject to no Liens other than Permitted Encumbrances.

Eligible Institution:  Any one or more of the following institutions:  (i) the corporate trust department of the Indenture Trustee; provided that the Indenture Trustee maintains a long-term unsecured senior debt rating of at least “A” or better from Standard & Poor’s or “A2” or better from Moody’s (so long as Notes deemed Outstanding hereunder are rated by Moody’s), or (ii) a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (a) which has both (x) a long-term unsecured senior debt rating of not less than “A” by Standard & Poor’s Ratings Group and “A2” by Moody’s Investors Service, Inc., and (y) a short-term unsecured senior debt rating rated in the highest rating category by each Rating Agency and (b) whose deposits are insured by the Federal Deposit Insurance Corporation.

Eligible Investments:  One or more of the following:

(i)            direct obligations of, and obligations fully guaranteed as to the timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)           certificates of deposit and bankers’ acceptances (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any United States depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State authorities, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA-/Aa3” or the equivalent or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category;

(iii)           commercial paper (having original maturities of not more than two hundred seventy (270) days) of any corporation incorporated under the laws of the United States or any State thereof which on the date of acquisition has been rated by each Rating Agency in the highest short-term unsecured commercial paper rating category;

(iv)           any money market fund that has been rated by each Rating Agency in its highest rating category (including any designations of “plus” or “minus”) or that invests solely in Eligible Investments;

(v)           eurodollar deposits (which shall each have an original maturity of not more than three hundred sixty-five (365) days) of any depository institution or trust company, provided that the long-term unsecured senior debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “AA-/Aa3” or the equivalent or better by the Rating Agencies, or the short-term unsecured senior debt obligations of such depository institution or trust company are rated by each Rating Agency in its highest rating category; and

(vi)           other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not result in a reduction or withdrawal in the then current rating of the Notes as evidenced by a letter to such effect from each Rating Agency.

Nothing in the definition of “Eligible Investments” is intended to prohibit the Issuer from acquiring (to the extent permitted above) an Eligible Investment issued by the Indenture Trustee or an Affiliate of the Indenture Trustee.

Entitlement Order:  Any “entitlement order” as defined in Section 8-102(8) of the UCC.

Equipment:  Any “equipment” as defined in Section 9-102(a)(33) of the UCC.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate:  With respect to any Person, any other Person meeting the requirements of paragraphs (b), (c), (m) or (o) of Section 414 of the Code.

Event of Default:  With respect to any Series, the occurrence of any of the events or conditions set forth in Section 801 of this Indenture.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Existing Commitment:  With respect to (A) each Series of Warehouse Notes (i) prior to its Conversion Date, the aggregate Initial Commitment to issue Notes, consisting of one or more classes, expressed as a dollar amount, as set forth in the related Supplement and subject to reduction from time to time in accordance with the related Supplement, and (ii) after its Conversion Date, the then unpaid principal balance of the Notes of such Series, and (B) each Series of Term Notes, the then unpaid principal balance of the Notes of such Series.

Expected Final Payment Date:  With respect to any Series, the date on which the principal balance of the Outstanding Notes of such Series are expected to be paid in full.  The Expected Final Payment Date for a Series shall be set forth in the related Supplement.

Fair Market Value:  An amount equal to the value which would be obtained in an arm’s length sales transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell.

Finance Lease:  A Lease pursuant to which the Manager leases Containers to a Lessee and (a) the terms of such lease provide that title to such Containers will pass to such Lessee at the end of the lease term automatically or at the option of the Lessee for no additional consideration or for consideration so nominal that the lessee would be economically compelled to exercise such option and (b) the interest component of the proceeds of such lease are booked on the Issuer’s financial statements as “Income from Direct Finance Leases” in accordance with GAAP.

Finance Lease Balance:  As of any date of determination, with respect to any Container that is then subject to an Eligible Finance Lease, an amount equal to the present value (determined using the Discount Rate) of the remaining Lease Payments becoming due under such Finance Lease after such date of determination; provided, however, that (i) the Finance Lease Balance of (A) any Finance Lease that is a Defaulted Lease or (B) a Finance Lease that has been repurchased or for which Seller has defaulted in its obligation to repurchase such Finance Lease shall, in each case, be equal to zero and (ii) with respect to any Lease Payment that remains unpaid for more than ninety (90) days (measured from its contractual due date), such Lease Payment shall be deemed to have a value of zero for purposes of calculating the Finance Lease Balance of such Finance Lease.

Financial Asset:  Any “financial asset” as such term is defined in Section 8-102(a)(9) of the UCC.

Fleet:  As of any date of determination, both of the following collectively: (i) the Managed Containers and (ii) without duplication of clause (i), all other Containers then managed by Manager or CAI.

Funding Date:  Has the meaning set forth in the related Supplement.

General Intangibles:  Any “general intangible” as such term is defined in Section 9-102(a)(42) of the UCC.

Generally Accepted Accounting Principles or GAAP:  With respect to any Person, those generally accepted accounting principles and practices which are recognized as such by (i) the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof consistently applied as to the party in question or (ii) such other equivalent entity(ies) that has or have authority for promulgating accounting principles and practices applicable to such Person; provided that for purposes of calculating depreciation of the Managed Containers for purposes of this Agreement only, the Depreciation Policy shall apply.

Governmental Authority:  Any of the following:  (i) any national, state or other sovereign government, and any federal, regional, state, provincial, local, city government or other political subdivision, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (iii) any court or administrative tribunal.

Grant:  To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and perfect a security interest in and right of set-off against, deposit, set over and confirm.

Holder:  See Noteholder.

Indebtedness:  As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)           every obligation of such Person for money borrowed,

(b)           every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)           every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d)           every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(e)           every obligation of such Person under any Capitalized Lease,

(f)            every obligation of such Person under any Synthetic Lease,

(g)           all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(h)           every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

(i)            every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”),

(j)            every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

(k)           every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

(l)            all Rental Obligations of such Person;

provided, however, that, for the avoidance of doubt, any trade payables owing to manufacturers incurred in the ordinary course of business that is not delinquent shall not be deemed Indebtedness for the purposes of this definition.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Issuer or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

Indenture:  This Indenture, dated as of September 9, 2011, between the Issuer and the Indenture Trustee and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

Indenture Trustee:  The Person performing the duties of the Indenture Trustee under this Indenture.

Indenture Trustee Fee:  The compensation payable to the Indenture Trustee for its services under this Indenture and the other Related Documents to which it is a party, including, without limitation, all amounts owed to the Indenture Trustee pursuant to its Schedule of Fees dated May 6, 2011.  Indenture Trustee Fees do not include Indenture Trustee Indemnified Amounts.

Indenture Trustee Indemnified Amounts:  This term shall have the meaning set forth in Section 905 of the Indenture.

Independent Accountants:  KPMG LLP or other independent certified public accountants of internationally recognized standing selected by Issuer and acceptable to the Administrative Agent.

Independent Management Provider:            AMACAR Group LLC.

Independent Management Provider Fees:            $5,500 per annum.

Initial Commitment:  With respect to any Series, the aggregate initial commitment, expressed as a dollar amount, to purchase up to a specified principal balance of all Classes of such Series, which commitments shall be set forth in the related Supplement.

Insolvency Law:  Each of the Bankruptcy Code, the Companies Act 1981 of Bermuda, the Bankruptcy Code and Insolvency Act of Barbados or other similar Applicable Law in any other applicable jurisdiction.

Insolvency Proceeding:  Any Proceeding under any applicable Insolvency Law.

Instrument:  Any “instrument,” as such term is defined in Section 9-102(a)(47) of the UCC.

Intangible Assets:  Assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

Intercreditor Collateral Agreement:  The Intercreditor Collateral Agreement (as amended, modified or supplemented from time to time), dated as of December 20, 2010, by and among CAI, the Issuer, certain “Lenders”, “Owners”, the “Revolver Agent”, the “Collateral Agent” (as each such term is defined therein) and certain other Persons that from time to time become party thereto.

Interest Expense:  For any period, the aggregate amount of interest expense as shown for such period on the income statement of the Issuer, determined in accordance with GAAP.

Interest Payment: For each Series of Notes Outstanding on any Payment Date, all amounts to be paid from the related Series Account on such Payment Date which represent payments of (i) interest (but not Default Interest or Step Up Warehouse Fee) on such Series of Notes and (ii) commitment fees or deal agent fees payable to the Holders of such Series of Notes.

Interest Rate Hedge Agreement:   This term shall have the meaning set forth in the related Supplement.

Interest Rate Hedge Provider:  This term shall have the meaning set forth in the related Supplement.

Inventory:  Any “inventory,” as such term is defined in Section 9-102(a)(48) of the UCC.

Investment:  When used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of securities of any other Person or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest in any other Person including any partnership and joint venture interests of each Person in any other Person.  The amount of any Investment shall be the original principal or capital amount thereof, plus additional paid in capital (including, without limitation, share premium and contributed surplus), plus retained earnings, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

Investment Property:  Any “investment property” as such term is defined in Section 9-102(a)(49) of the UCC.

Issuer:  CAL Funding I Limited, an exempted company with limited liability incorporated under the laws of Bermuda.

Issuer Expenses:  For any Collection Period an amount equal to overhead and all other costs, expenses and liabilities of the Issuer (other than Operating Expenses paid pursuant to the Management Agreement and any Management Fee) payable during such Collection Period (including costs and expenses permitted to be paid to or by the Manager in connection with the conduct of the Issuer’s business), in each case determined on a cash basis, including but not limited to the following:

(A)	administration expenses;

(B)	accounting and audit expenses of the Issuer, and tax preparation, filing and audit expenses of the Issuer;

(C)	premiums for liability, casualty, fidelity, directors and officers and other insurance;

(D)	directors’ fees and expenses, including fees and expenses of the Director Services Provider;

(E)	legal fees and expenses;

(F)	other professional fees;

(G)	taxes (including personal or other property taxes and all sales, value added, use and similar taxes but excluding any such amounts that are included as an Operating Expense);

(H)
taxes imposed in respect of any and all issuances of equity interests, stock exchange listing fees, registrar and transfer expenses and trustee’s fees with respect to any outstanding securities of the Issuer; and

(I)	surveillance fees assessed by the Rating Agencies.

Notwithstanding the foregoing, Issuer Expenses shall not include (i) depreciation or amortization on the Managed Containers, (ii) payments of principal, interest and premium, if any, on or with respect to the Notes, or (iii) funds used to acquire additional Containers.  In no event shall the Manager be obligated to pay any Issuer Expenses from its own funds.

Issuer Proceeds:  This term shall have the meaning set forth in the Management Agreement.

Lease:  A lease for one or more Containers between CAL (as agent on behalf of Issuer) or CAI (as agent on behalf of Issuer) as Lessor, and the user of such Container(s), as Lessee, which is administered by CAL or CAI (as the case may be) as agent of Issuer.  A Lease may cover one or more containers from CAI's and CAL's Fleet in addition to Issuer’s Container(s).

Lease Payment.  The minimum periodic contractual payment to be made by the Lessee for the use of the related equipment.

Legal Final Payment Date:  With respect to any Series, the date set forth in the related Supplement on which the unpaid principal balance of, and accrued interest on, the Notes of such Series will be due and payable.  The Legal Final Payment Date for a Series shall be set forth in the related Supplement.

Lessee:  Each lessee that leases a Container pursuant to a Lease.

Letter of Credit Right:  Any “letter-of-credit right,” as such term is defined in Section 9-102(a)(51) of the UCC.

LIBOR Rate:  This term shall have the meaning set forth in the related Supplement.

Lien:  Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

Managed Containers:  As of any date of determination, all Containers then owned by the Issuer.

Management Agreement:  The Container Management Services Agreement, dated as of September 9, 2011, among the Manager, the Sub-Manager and the Issuer, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.

Management Fee:  The term shall have the meaning as set forth in the definition of “Total Management Fees” in the Management Agreement.

Management Fee Arrearage:  For any Payment Date, an amount equal to any unpaid Management Fee from all prior Collection Periods.

Manager:  The Person performing the duties of the Manager under the Management Agreement; initially, CAL.

Manager Collection Account:  The term shall have the meaning as set forth in the Intercreditor Agreement.

Manager Advance:  The term shall have the meaning as set forth in the Management Agreement.

Manager Default:  The occurrence of any of the events or conditions designated as an “Event of Default” in the Management Agreement.

Manager Report:  A certificate and written informational statement, substantially in the form attached to the Management Agreement, and signed and certified by an Authorized Signatory of the Manager or one of its permitted Affiliates on behalf of the Manager in accordance with the Management Agreement.

Manager Termination Notice:  A written notice to be provided to the Manager and other specified Persons pursuant to Section 413 of the related Supplement.

Manager Transfer Facilitator:  The Person performing the duties of the Manager Transfer Facilitator under the Manager Transfer Facilitator Agreement; initially, Wells Fargo Bank, National Association.

Manager Transfer Facilitator Agreement:  The Manager Transfer Facilitator Agreement, dated as of September 9, 2011, by and among the Manager Transfer Facilitator, the Issuer and the Indenture Trustee, as such agreement shall be amended, supplemented or modified from time to time in accordance with its terms.

Manager Transfer Facilitator Fee:  This term shall have the meaning set forth in the Manager Transfer Facilitator Agreement.

Managing Officer: Any representative of the Manager involved in, or responsible for, the management of the day-to-day operations of the Issuer and the administration and servicing of the Managed Containers whose name appears on a list of managing officers furnished to Issuer and the Indenture Trustee by the Manager, as such list may from time to time be amended.

Material Adverse Change:  Any set of circumstances or events which (i) has, or could reasonably be expected to have, any material adverse effect whatsoever upon the validity or enforceability of any Related Document or the security for any of the Notes, (ii) is, or could reasonably be expected to be, material and adverse to the condition (financial or otherwise) or business operations of Issuer or Manager, individually or taken together as a whole, (iii) materially impairs, or could reasonably be expected to materially impair, the ability of Issuer or Manager to perform any of their respective obligations under the Related Documents, or (iv) materially impairs, or could reasonably be expected to materially impair, the ability of the Indenture Trustee to enforce any of its legal rights or remedies pursuant to the Related Documents.

Maximum Principal Withdrawal Amount:  With respect to the Legal Final Payment Date of any Series, an amount equal to the product of (i) all funds and Eligible Investments on deposit in the Restricted Cash Account on such Payment Date (calculated after giving effect to the disbursements to be made from the Restricted Cash Account on such Payment Date to pay interest shortfalls on all Series of Notes) and (ii) a fraction, the numerator of which is the then unpaid principal balance of the Series for which the Legal Final Payment Date has occurred and the denominator of which is the then Aggregate Principal Balance.

Minimum Principal Payment Amount:  With respect to any Series, the amount identified as such in the related Supplement.

Moody’s:  Moody’s Investors Service, Inc. and any successor thereto.

Net Book Value:  With respect to a Managed Container that is not subject to Finance Lease, as of any date of determination, an amount equal to the Original Equipment Cost of such Container, less any accumulated depreciation, calculated utilizing the Depreciation Policy; provided, however, that if such Container has been recovered from a Lessee under a defaulted Finance Lease, the Net Book Value of such Container shall be determined in accordance with GAAP.

Net Income:  With respect to a Person, net income (or deficit) of such Person, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary items of income or loss.

Noteholder or Holder:  The Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving any consent, waiver, request or demand, the interest evidenced by any Note registered in the name of either of the Sellers or the Issuer or any Affiliate of any of them known to be such an Affiliate by the Indenture Trustee shall not be taken into account in determining whether the requisite percentage of the Aggregate Principal Balance of the Outstanding Notes necessary to effect any such consent, waiver, request or demand is represented.

Note Purchase Agreement:  Any underwriting agreement or other agreement for the Notes of any Series or Class.

Note Register:  The register maintained by the Indenture Trustee pursuant to Section 205(a) of this Indenture.

Note Registrar:  This term shall have the meaning set forth in Section 205(a) of this Indenture.

Notes:  One or more of the promissory notes or other securities executed by the Issuer pursuant to this Indenture and authenticated by, or on behalf of, the Indenture Trustee, substantially in the form attached to the related Supplement.

OFAC: The Office of Foreign Assets Control of the United States Department of the Treasury.

Officer’s Certificate:  A certificate signed by a duly authorized officer of the Person who is required to sign such certificate.

Operating Expenses:  This term shall have the meaning set forth in the Management Agreement.

Opinion of Counsel:  A written opinion of counsel, in each case reasonably acceptable to the Person or Persons to whom such Opinion of Counsel is to be delivered.  Unless otherwise specified, the counsel rendering such opinion may be counsel employed by the Issuer, the Seller, or the Manager, as the context may require.  The counsel rendering such opinion may rely (i) as to factual matters, on a certificate of a Person whose duties relate to the matters being certified, and (ii) insofar as the opinion relates to local law matters, upon opinions of local counsel.

Original Equipment Cost:  With respect to each Container, an amount equal to the sum of (i) the vendor’s or manufacturer’s invoice price of the related Container and any rebates thereon, (ii) all reasonable and customary inspection, transport, and initial positioning costs necessary to put such Container in service and (iii) reasonable acquisition fees and other fees not to exceed 2.5% of the amounts described in clauses (i) and (ii) above.

Outstanding:  When used with reference to the Notes and as of any particular date, any Note theretofore and thereupon being authenticated and delivered except:

(i)           any Note canceled by the Indenture Trustee or proven to the satisfaction of the Indenture Trustee to have been duly canceled by the Issuer at or before said date;

(ii)           any Note, or portion thereof, called for payment or redemption for which monies equal to the principal amount or redemption price thereof, as the case may be, with interest to the date of maturity or redemption, shall have theretofore been deposited with the Indenture Trustee (whether upon or prior to maturity or the redemption date of such Note);

(iii)           any Note in lieu of or in substitution for which another Note shall subsequently have been authenticated and delivered; and

(iv)           for purposes of determining which Notes are entitled to vote with respect to a particular matter, any Note held by the Issuer, the Sellers or any Affiliate of either the Issuer or Sellers, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually has notice are so owned shall be so disregarded.

Outstanding Obligations:  As of any date of determination for any Series of Notes issued under this Indenture or any Supplement thereto, an amount equal to the sum of (i) all accrued interest payable on such Series of Notes (including, for any Series of Notes for which the related Noteholder has funded or maintains its investment through the issuance of commercial paper, interest accrued through the last maturing tranche, interest or fixed period, as applicable), (ii) the then outstanding principal balance of such Series of Notes, (iii) all other amounts owing by the Issuer to Noteholders or to any Person under this Indenture or any Supplement hereto and (iv) amounts owing by the Issuer under any Interest Rate Hedge Agreement.

Overdue Rate:  The rate of interest specified in the related Supplement applicable to a Note then earning Default Interest, but in no event to exceed two percent (2%) over the interest rate per annum otherwise then applicable to such Note.

Ownership Interest:  An ownership interest in a Book-Entry Note.

Payment Date:  With respect to any Series, the twentieth (20th) calendar day of each calendar month; provided, however, if such day is not a Business Day, then the immediately succeeding Business Day.

Performance Guaranty:  The performance guaranty, dated as of September 9, 2011, made by CAI.

Permitted Encumbrance:  With respect to the Collateral, any of the following:  (i) Liens for taxes not yet due or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided by the Manager; (ii) with respect to the Managed Containers, carriers’, warehousemen’s, mechanics’, or other like Liens arising in the ordinary course of business and relating to amounts not yet due or which shall not have been overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate Proceedings and for the payment of which adequate reserves are provided for by the Manager; (iii) with respect to the Managed Containers, Leases entered into in the ordinary course of business providing for the leasing of Managed Containers; (iv) Liens created by this Indenture; (v) the rights of the Manager under the Management Agreement and (vi) the Intercreditor Collateral Agreement; provided, however, that Proceedings described in (i) and (ii) above could not reasonably subject the Indenture Trustee or the Noteholders to any civil or criminal penalty or liability or involve any material risk of loss, sale or forfeiture of any of the Collateral.

Permitted Payment Date Withdrawals:  Both of the following with respect to each Series of Notes: (i) on any Payment Date other than the Legal Final Payment Date for a Series of Notes, the amounts required to pay any shortfall in interest on each Series of Notes (calculated after giving effect to the application of all Available Distribution Amounts on such Payment Date); and (ii) on the Legal Final Payment Date for a Series of Notes, the amount (not to exceed the Maximum Principal Withdrawal Amount for such Series of Notes) required to pay any shortfall in the unpaid principal balance of such Series of Notes (calculated after giving effect to the application of the Available Distribution Amount on such Payment Date).

Person:  An individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

Plan:  An “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, or a plan described in Section 4975(e)(1) of the Code of the Issuer or its ERISA Affiliates.

Prepayment:  Any mandatory or optional prepayment of principal of any Series of Notes prior to the Expected Final Payment Date of such Series including, without limitation, any prepayment made in accordance with the provisions of Article VII of this Indenture.

Principal Terms:  With respect to any Series, (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series (or method for calculating such amount) and the Minimum Principal Payment Amounts and the Scheduled Principal Payment Amount for each Payment Date (or method for calculating such amount); (iii) the interest rate to be paid with respect to each Class of Notes for such Series (or method for the determination thereof); (iv) the Payment Date and the date or dates from which interest shall accrue and principal shall be paid; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts including the Permitted Payment Date Withdrawals with respect to such Series; (vi) the terms of any form of Series Enhancement with respect thereto; (vii) the Expected Final Payment Date for the Series; (viii) the Legal Final Payment Date for the Series; (ix) the number of Classes of Notes of the Series and, if the Series consists of more than one Class, the rights and priorities of each such Class; (x) the priority of the Series with respect to any other Series; (xi) the designation of such Series on its Series Issuance Date as either a Term Note or a Warehouse Note; and (xii) the Control Party with respect to such Series; and (xiii) any other terms of such Series.

Proceeding:  Any suit in equity, action at law, or other judicial or administrative proceeding.

Proceeds:  Any “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC.

Prohibited Jurisdiction:  Any country or jurisdiction, from time to time, that is the subject of a prohibition order (or any similar order or directive), sanctions or restrictions promulgated or administered by the Office of Foreign Assets Control of the United States Treasury Department.

Prohibited Person:  Any of the following currently or in the future: (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or (ii) (A) an agency of the government of a Prohibited Jurisdiction, (B) an organization controlled by a Prohibited Jurisdiction, or (C) a person resident in a Prohibited Jurisdiction, to the extent the agency, organization, or person is subject to a sanctions program administered by OFAC.

Prospective Owner:  This term shall have the meaning as set forth in Section 205(h) of this Indenture.

Purchaser Letter:  This term shall have the meaning set forth in Section 205(i) of this Indenture.

Rating Agency or Rating Agencies:  With respect to any Outstanding Series, each statistical rating agency selected by the Issuer to rate such Series which has an outstanding rating with respect to such Series.

Rating Agency Condition: With respect to (A) the issuance of an additional Series, (B) any Change of Control (as defined in the Management Agreement or any Supplement) or (C) any other action specified in the any Related Document which requires the affirmative approval or consent of each Rating Agency, the confirmation issued in writing by each Rating Agency that has issued an outstanding rating with respect to any Series of Notes then Outstanding that the rating(s) on such existing Series will not be downgraded or withdrawn as the result of the issuance of such additional Series, Change of Control or other action and (ii) with respect to any other action, means that each Rating Agency that has issued an outstanding rating with respect to any Series of Notes then Outstanding shall have been given ten (10) Business Days (or such shorter period as is practicable or acceptable to each Rating Agency) prior notice thereof and within ten (10) Business Days of each Rating Agency’s receipt of such notice (or such shorter period as is practicable or acceptable to each Rating Agency) such Rating Agency shall not have notified the Seller, the Indenture Trustee or the Issuer in writing that such action will result in a downgrade, qualification or withdrawal of any such outstanding rating.

Record Date:  With respect to any Payment Date, the last Business Day of the month preceding the month in which the related Payment Date occurs, except as otherwise provided with respect to a Series in the related Supplement.

Regulation S Book-Entry Notes: Collectively, the Unrestricted Book-Entry Notes and the Regulation S Temporary Book-Entry Notes.

Regulation S Temporary Book-Entry Notes: The temporary book-entry notes in fully registered form without coupons that represent the Notes sold in offshore transactions within the meaning of and in compliance with Regulation S under the Securities Act and which will be registered with the Depositary.

Related Documents:  With respect to any Series, the Contribution and Sale Agreement, this Indenture, the related Supplement, the Notes of such Series, the Note Purchase Agreement for such Series, the Management Agreement, the Performance Guaranty, the Intercreditor Collateral Agreement, each Interest Rate Hedge Agreement (upon execution thereof), each premium letter and each other document or instrument executed in connection with the issuance of any Series, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

Released Assets:  This term shall have the meaning set forth in the Contribution and Sale Agreement.

Released Containers:  This term shall have the meaning set forth in the Contribution and Sale Agreement.

Rental Obligations:  All present or future obligations of CAI or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to CAI or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, (b) obligations under rental agreements relating to equipment other than Containers or chassis having an aggregate value of less than $5,000,000 for all such agreements, (c) obligations in respect of any Capitalized Leases, (d) any obligations incurred in a lease transaction where the obligation of CAI or its Subsidiary to pay rent thereunder is limited to a pass-through of net rental amounts received by CAI or its Subsidiaries from a sublessee of container equipment under such transaction ("net sublease rentals"), so that if there are no net sublease rental amounts received by CAI or its Subsidiaries from a sublessee then CAI or its Subsidiaries would have no obligation to make any rental payment under or in connection with such transaction, shall not constitute a Rental Obligation hereunder; and (e) obligations under the lease of commercial office properties in the conduct of the business of CAI or its Subsidiaries shall not be deemed a Rental Obligation hereunder.  For purposes of this Credit Agreement, the aggregate amount of Rental Obligations of CAI and its Subsidiaries shall, as at any date of determination, be an amount equal to the net present value, calculated at a discount rate of nine percent (9.00%) per annum, of the future Rental Obligations of such Person.

Replacement Manager:  Any Person appointed to replace the then Manager as manager of the Managed Containers in accordance with, and subject to the terms of, the Management Agreement, which Person shall be acceptable to the Requisite Global Majority.

Reportable Event:  This term shall have the meaning given to such term in ERISA.

Required Deposit Rating:  With regard to an institution, the short-term unsecured senior debt rating of such institution is in the highest category by each Rating Agency.

Requisite Global Majority:  As of any date of determination, the determination of whether a Requisite Global Majority exists with respect to a particular course of action shall be determined in accordance with Section 503 of this Indenture.

Restricted Cash Account:  This term shall have the meaning set forth in Section 306 of this Indenture.

Restricted Cash Amount:  As of any Payment Date, the amount required to be deposited or maintained in the Restricted Cash Account, which shall be equal to the product of (a) five (5), (b) one-twelfth, (c) the weighted average (based on the then Aggregate Principal Balance, calculated after giving effect to any principal payments paid on such Payment Date) of the annual rates of interest (including the Step Up Warehouse Fee) payable on all Series of Notes then Outstanding (or, if any Series bears interest at a variable rate of interest, the interest rate then in effect on such Series of Notes), and (d) the Aggregate Principal Balance, calculated after giving effect to all advances of principal and principal payments made on such Payment Date; provided, however, that, on any Payment Date on or after the Conversion Date for any Series of Warehouse Notes, if there is an incremental increase in the weighted average of the annual rates of interest in clause (c) above resulting from such Conversion Date, then any resulting increase in the required amount of the Restricted Cash Amount shall be deposited or maintained in the Restricted Cash Account, in equal amounts, over the course of three (3) consecutive Payment Dates (commencing on such Payment Date).

Rule 144A:  Rule 144A under the Securities Act, as such Rule may be amended from time to time.

Rule 144A Book-Entry Notes: The permanent book-entry notes in fully registered form without coupons that represent the Notes sold in reliance on Rule 144A and which will be registered with the Depositary.

Sale:  This term shall have the meaning set forth in Section 816 of this Indenture.

Sales Proceeds:  This term shall have the meaning set forth in the Management Agreement.

Scheduled Principal Payment Amount:  With respect to any Series of Notes, the amount identified as such in the related Supplement.

Securities Account:  Any “securities account,” as such term is defined in Section 8-501 of the UCC.

Securities Act:  The Securities Act of 1933, as amended from time to time.

Securities Entitlement:  Any “securities entitlement,” as such term is defined in Section 8-102(a)(17) of the UCC.

Securities Intermediary:  Any “securities intermediary”, as such term is defined in Section 8-102 of the UCC.

Seller:  CAL.

Series:  Any series of Notes established pursuant to a Supplement.

Series Account:  Any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class as specified in the related Supplement.

Series Issuance Date:  With respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 1006 of this Indenture and the related Supplement.

Shareholders’ Equity:  As of any date of determination, the consolidated shareholders’ equity of Sub-Manager and its Subsidiaries as of that date determined in accordance with GAAP.

Standard & Poor’s:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Step Up Warehouse Fee:  The incremental fee (whether or not characterized as a fee in the relevant Related Documents) payable by the Issuer on the Warehouse Notes upon the occurrence and continuance of an Early Amortization Event or Event of Default.

Subsidiary:  A subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

Sub-Manager:  CAI.

Supplement:  Any supplement to the Indenture executed in accordance with Article X of this Indenture.

Supplemental Principal Payment Amount:  With respect to any Series of Notes on any Payment Date, an amount equal to the excess, if any, of (x) the then Aggregate Principal Balance (after giving effect to all payments of Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts actually paid on such Payment Date), over (y) the Asset Base on such Payment Date.

Supporting Obligation:   Any “supporting obligation” as defined in Section 9-102(a)(77) of the UCC.

Swap Contract:  (a) Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Synthetic Lease:  Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

Term Note:  Any Note that pays principal and interest on each Payment Date from and after its date of issuance.

Transfer Date:  The date on which a container is contributed or sold by the Seller to the Issuer pursuant to the terms of the Contribution and Sale Agreement.

Transferred Assets:  This term shall have the meaning set forth in the Contribution and Sale Agreement.

Trust Account:  The account or accounts established by the Indenture Trustee, in the name of the Indenture Trustee, for the benefit of the Noteholders and each Interest Rate Hedge Provider pursuant to Section 302 hereof.

UCC:  The Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Indenture Trustee’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

Unrestricted Book-Entry Notes:  The permanent book-entry notes in fully registered form without coupons that are exchangeable for Regulation S Temporary Book-Entry Notes after the expiration of the 40-day distribution compliance period and which will be registered with the Depositary.

U.S. GAAP:  United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

Warehouse Note:  Any Series of Notes that has a revolving period during which periodic payments of principal are not scheduled to be paid.

Warranty Purchase Amount:  This term shall have the meaning set forth in the Contribution and Sale Agreement.

Weighted Average Age:  For any date of determination shall be equal to the quotient of (A) the sum of the products of (i) the age in years (determined from the date of the initial sale thereof by the manufacturer) of each Managed Container being evaluated, multiplied by (ii) the Net Book Value or Finance Lease Balance, as applicable, of such Managed Container being evaluated, divided by (B) the sum of the Net Book Values and Finance Lease Balances of all Managed Containers being evaluated.

Section 102.           Other Definitional Provisions.

(a)           With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

(b)           All terms defined in this Indenture shall have the defined meanings when used in any agreement, certificate or other document made or delivered pursuant hereto, including any Supplement, unless otherwise defined therein.

(c)           As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP, consistently applied.  To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d)           With respect to any Collection Period, the “related Record Date,” the “related Determination Date,” and the “related Payment Date,” shall mean the Record Date occurring on the last Business Day of such Collection Period and the Determination Date and Payment Date occurring in the month immediately following the end of such Collection Period.

(e)           With respect to any Series of Notes, the “related Supplement” shall mean the Supplement pursuant to which such Series of Notes is issued.

(f)           References to the financial statements of CAI shall mean the financial statements of CAI and its consolidated Subsidiaries.

(g)           With respect to any ratio analysis required to be performed as of the most recently completed fiscal quarter, the most recently completed fiscal quarter shall mean the fiscal quarter for which financial statements were required hereunder to have been delivered.

(h)           With respect to the calculation of any financial ratio set forth in this Indenture or any other Related Document, the components of such calculations are to be determined in accordance with GAAP, consistently applied, with respect to the Issuer or the Manager, as the case may be.

Section 103.           Computation of Time Periods.

Unless otherwise stated in this Indenture or any Supplement issued pursuant to the terms hereof, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 104.           Statutory References.

References in this Indenture and any other Related Document to any section of the UCC shall mean, on or after the effective date of adoption of any revision to the UCC in the applicable jurisdiction, such revised or successor section thereto.

Section 105.           Duties of Administrative Agent and Manager Transfer Facilitator.

All of the duties and responsibilities of the Administrative Agent and Manager Transfer Facilitator set forth in this Indenture, any Supplement or any other Related Document issued pursuant hereto are subject in all respects to the terms and conditions of the Note Purchase Agreement and the Manager Transfer Facilitator Agreement, respectively.  Each of the Issuer, the Indenture Trustee and, by acceptance of its Notes, each Noteholder hereby acknowledges the terms of the Note Purchase Agreement and the Manager Transfer Facilitator Agreement, respectively, and agrees to cooperate with the Administrative Agent and the Manager Transfer Facilitator in their execution of its respective duties and responsibilities.

ARTICLE II

THE NOTES

Section 201.           Authorization of Notes.

(a)           The number of Series or Classes of Notes which may be created by this Indenture is not limited; provided, however, that, the issuance of any Series of Notes shall not result in, or with the giving of notice or the passage of time or both would result in, the occurrence of an Early Amortization Event.  The aggregate principal amount of Notes of each Series which may be issued, authenticated and delivered under this Indenture is not limited except as shall be set forth in any Supplement and as restricted by the provisions of this Indenture.

(b)           The Notes issuable under this Indenture shall be issued in such Series, and such Class or Classes within a Series, as may from time to time be created by a Supplement pursuant to this Indenture.  Each Series shall be created by a different Supplement and shall be designated to differentiate the Notes of such Series from the Notes of any other Series.

(c)           Upon satisfaction of and compliance with the requirements and conditions to closing set forth in the related Supplement, Notes of the Series to be executed and delivered on a particular Series Issuance Date pursuant to such related Supplement, may be executed by the Issuer and delivered to the Indenture Trustee for authentication following the execution and delivery of the related Supplement creating such Series or from time to time thereafter, and the Indenture Trustee shall authenticate and deliver Notes upon an Issuer request set forth in an Officer’s Certificate of the Issuer signed by one of its Authorized Signatories, without further action on the part of the Issuer.

Section 202.           Form of Notes; Book-Entry Notes.

(a)           Notes of any Series or Class may be issued, authenticated and delivered, at the option of the Issuer, as Regulation S Book-Entry Notes, Rule 144A Book-Entry Notes, or as Definitive Notes or as may otherwise be set forth in a Supplement and shall be substantially in the form of the exhibits attached to the related Supplement.  Notes of each Series shall be dated the date of their authentication and shall bear interest at such rate, be payable as to principal, premium, if any, and interest on such date or dates, and shall contain such other terms and provisions as shall be established in the related Supplement.  Except as otherwise provided in any Supplement, the Notes shall be issued in minimum denominations of $250,000 and in integral multiples of $250,000 in excess thereof; provided that one Note of each Class may be issued in a nonstandard denomination.

(b)           If the Issuer shall choose to issue Regulation S Book-Entry Notes or Rule 144A Book-Entry Notes, such notes shall be issued in the form of one or more Regulation S Book-Entry Notes or one or more Rule 144A Book-Entry Notes which (i) shall represent, and shall be denominated in an aggregate amount equal to, the aggregate principal amount of all Notes to be issued hereunder, (ii) shall be delivered as one or more Notes held by the Book-Entry Custodian, or, if appointed to hold such Notes as provided below, the Notes shall be registered in the name of the Depositary or its nominee, (iii) shall be substantially in the form of the exhibits attached to the related Supplement, with such changes therein as may be necessary to reflect that each such Note is a Book-Entry Note, and (iv) shall each bear a legend substantially to the effect included in the form of the exhibits attached to the related Supplement.

(c)           Notwithstanding any other provisions of this Section 202 or of Section 205, unless and until a Book-Entry Note is exchanged in whole for Definitive Notes, a Book-Entry Note may be transferred, in whole, but not in part, and in the manner provided in this Section 202, only by (i) the Depositary to a nominee of such Depositary, or (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor Depositary selected or approved by the Issuer or to a nominee of such successor Depositary or in the manner specified in Section 202(d).  The Depositary shall order the Note Registrar to authenticate and deliver any Book-Entry Notes and any Book-Entry Note for each Class of Notes having an aggregate initial outstanding principal balance equal to the initial outstanding balance of such Class.  Noteholders shall hold their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depositary.  Without limiting the foregoing, any Book-Entry Noteholders shall hold their respective Ownership Interests, if any, in Book-Entry Notes only through Depositary Participants.

(d)           If (i) the Issuer elects to issue Definitive Notes, (ii) the Depositary for the Notes represented by one or more Book-Entry Notes at any time notifies the Issuer that it is unwilling or unable to continue as Depositary of the Notes or if at any time the Depositary shall no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, and a successor Depositary is not appointed or approved by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, as the case may be, (iii) the Indenture Trustee, at the written direction of the Noteholders representing more than 50% of the outstanding principal balance of the Notes, elects to terminate the book-entry system through the Depositary or (iv) after an Event of Default or a Manager Default, Noteholders notify the Depositary, or Book-Entry Custodian, as the case may be, in writing that the continuation of a book-entry system through the Depositary, or the Book-Entry Custodian, as the case may be, is no longer in the Noteholders’ best interest, upon the request of the Noteholders, the Issuer will promptly execute, and the Indenture Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Issuer, will promptly authenticate and make available for delivery, Definitive Notes, in authorized denominations and in an aggregate principal amount equal to the principal amount of the Book-Entry Note then outstanding in exchange for such Book-Entry Note or as an original issuance of Notes and this Section 202(d) shall no longer be applicable to the Notes.  Upon the exchange of the Book-Entry Notes for such Definitive Notes without coupons, in authorized denominations, such Book-Entry Notes shall be canceled by the Indenture Trustee.  All Definitive Notes shall be issued without coupons.  Such Definitive Notes issued in exchange of the Book-Entry Notes pursuant to this Section 202(d) shall be registered in such names and in such authorized denominations as the Depositary, in the case of an exchange, or the Note Registrar, in the case of an original issuance, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee.  The Indenture Trustee may conclusively rely on any such instructions furnished by the Depositary or the Note Registrar, as the case may be, and shall not be liable for any delay in delivery of such instructions.  The Indenture Trustee shall make such Notes available for delivery to the Persons in whose names such Notes are so registered.

(e)           As long as the Notes outstanding are represented by one or more Book-Entry Notes:

(i)             the Note Registrar and the Indenture Trustee may deal with the Depositary for all purposes (including the payment of principal of and interest on the Notes) as the authorized representative of the Noteholders;

(ii)           the rights of Noteholders shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Noteholders and the Depositary and/or the Depositary Participants.  Unless and until Definitive Notes are issued, the Depositary will make book-entry transfers among the Depositary Participants and receive and transmit payments of principal of, and interest on, the Notes to such Depositary Participants; and

(iii)           whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the voting rights of a particular series, the Depositary shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Noteholders and/or Depositary Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes (or Class of Notes) and has delivered such instruction to the Indenture Trustee.

(f)           Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes have been issued to Noteholders, the Indenture Trustee shall give all such notices and communications to the Depositary.

(g)           The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance with the agreement that it has with the Depositary authorizing it to act as such.  The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by written instrument delivered to the Issuer and the Depositary, any other transfer agent (including the Depositary or any successor Depositary) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depositary or any successor Depositary may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depositary.  If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor Indenture Trustee or, if it so elects, the Depositary shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Issuer shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book-Entry Custodian.

(h)           The provisions of Section 205(h) shall apply to all transfers of Definitive Notes, if any, issued in respect of Ownership Interests in the Rule 144A Book-Entry Notes.

(i)           No transfer of any Note or interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  If a transfer of any Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositary or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either:  (i) a certificate from such Noteholder substantially in the form attached as Exhibit C hereto or such other certification reasonably acceptable to the Indenture Trustee and a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit C hereto or such other certification reasonably acceptable to the Indenture Trustee; or (ii) an Opinion of Counsel satisfactory to the Indenture Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer or any Affiliate thereof or of the Depositary, the Manager or Affiliate thereof, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective transferee on which such Opinion of Counsel is based.  If such a transfer of any interest in a Book-Entry Note is to be made without registration under the Securities Act, the transferor will be deemed to have made each of the representations and warranties set forth on Exhibit C hereto in respect of such interest as if it was evidenced by a Definitive Note and the transferee will be deemed to have made each of the representations and warranties set forth in Exhibit C hereto in respect of such interest as if it was evidenced by a Definitive Note.  None of the Depositary, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification.  Any Noteholder desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositary, the Issuer, the Indenture Trustee and the Note Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Section 203.           Execution, Recourse Obligation.

The Notes shall be executed on behalf of the Issuer by an Authorized Signatory of the Issuer.  The Notes shall be dated the date of their authentication by the Indenture Trustee.

In case any Authorized Signatory of the Issuer whose signature shall appear on the Notes shall cease to be an Authorized Signatory of the Issuer before the authentication by the Indenture Trustee and delivery of such Notes, such signature or facsimile signature shall nevertheless be valid and sufficient for all purposes.

All Notes and the interest thereon shall be full recourse obligations of the Issuer and shall be secured by all of the Issuer’s right, title and interest in the Collateral.  The Notes shall never constitute obligations of the Indenture Trustee, the Manager, the Seller or of any shareholder or any Affiliate of the Seller (other than the Issuer) or any member or shareholder of the Issuer, or any officers, directors, employees or agents of any thereof, and no recourse may be had under or upon any obligation, covenant or agreement of this Indenture, any Supplement or of any Notes, or for any claim based thereon or otherwise in respect thereof, against any incorporator or against any past, present, or future owner, partner of an owner or any officer, employee or director thereof or of any successor entity, or any other Person, either directly or through the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed that this Indenture and the obligations issued hereunder are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any other Person under or by reason of this Indenture, any Supplement or any Notes or implied therefrom, or for any claim based thereon or in respect thereof, all such liability and any and all such claims being hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.  Except as provided in any Supplement, no Person other than the Issuer shall be liable for any obligation of the Issuer under this Indenture or any Note or any losses incurred by any Noteholder.

Section 204.           Certificate of Authentication.

No Notes shall be secured hereby or entitled to the benefit hereof or shall be or become valid or obligatory for any purpose unless there shall be endorsed thereon a certificate of authentication by the Indenture Trustee, substantially in the form set forth in the form of Note attached to the related Supplement.  Such certificate on any Note issued by the Issuer shall be conclusive evidence and the only competent evidence that it has been duly authenticated and delivered hereunder.

At the written direction of the Issuer, the Indenture Trustee shall authenticate and deliver the Notes.  It shall not be necessary that the same Authorized Signatory of the Indenture Trustee execute the certificate of authentication on each of the Notes.

Section 205.           Registration; Registration of Transfer and Exchange of Notes.

(a)           The Indenture Trustee shall keep at its Corporate Trust Office books for the registration and transfer of the Notes (the “Note Register”).  The Issuer hereby appoints the Indenture Trustee as its registrar (the “Note Registrar”) and transfer agent to keep such books and make such registrations and transfers as are hereinafter set forth in this Section 205 and also authorizes and directs the Indenture Trustee to provide a copy of such registration record to each of the Administrative Agent and the Manager upon their request.  The names and addresses of the Holders of all Notes and all transfers of, and the names and addresses of the transferee of, all Notes will be registered in such Note Register.  The Person in whose name any Note is registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Indenture, and the Indenture Trustee and the Issuer shall not be affected by any notice or knowledge to the contrary.  If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of the Note Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.  If a Person other than the Indenture Trustee is appointed by the Issuer to maintain the Note Register, the Issuer will give the Indenture Trustee and the Administrative Agent prompt written notice of such appointment and of the location, and any change in the location, of the successor note registrar. Notwithstanding the foregoing, for so long as Wells Fargo Bank, National Association is the Indenture Trustee, it shall also be the Note Registrar.

(b)           Payments of principal, premium, if any, and interest on any Note shall be payable on each Payment Date only to the registered Holder thereof on the Record Date immediately preceding such Payment Date.  The principal of, premium, if any, and interest on each Note shall be payable at the Corporate Trust Office in immediately available funds in such coin or currency of the United States of America as at the time for payment shall be legal tender for the payment of public and private debts.  Except as set forth in any Supplement, all interest payable on the Notes shall be computed on the basis of a 360-day year consisting of twelve months of 30 days each based on the actual number of days which have elapsed in the relevant calculation period.  Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Holder of any Note by written notice to the Indenture Trustee, all amounts payable to such registered Holder may be paid either (i) by crediting the amount to be distributed to such registered Holder to an account maintained by such registered Holder with the Indenture Trustee or by transferring such amount by wire to such other bank in the United States, including a Federal Reserve Bank, as shall have been specified in such notice, for credit to the account of such registered Holder maintained at such bank, or (ii) by mailing a check to such address as such Holder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office.

(c)           All payments on the Notes shall be paid to the Noteholders reflected in the Note Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 1:00 p.m. (New York City time) on the related Payment Date.  Any payments received by the Noteholders after 1:00 p.m. (New York City time) on any day shall be considered to have been received on the next succeeding Business Day; provided, however, that if the Issuer has deposited the required funds with the Indenture Trustee by 12:00 p.m. (New York City time), on such date, then the Issuer, upon receipt by the Noteholders of such payment, shall be deemed to have made such payment at the time so required.  Notwithstanding the foregoing or any provision in any Note to the contrary, if so requested by the registered Noteholder by written notice to the Indenture Trustee, all amounts payable to such registered Noteholder may be paid by mailing on the related Payment Date a check to such address as such Noteholder shall have specified in such notice, in either case without any presentment or surrender of such Note to the Indenture Trustee at the Corporate Trust Office.

(d)           Upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Indenture Trustee, upon written request, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same class, of any authorized denominations and of a like aggregate original principal amount.

(e)           All Notes issued upon any registration of transfer or exchange of Notes shall be the legal, valid and binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and any Supplement, as the Notes surrendered upon such registration of transfer or exchange.

(f)           Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing.

(g)           Any service charge, fees or expenses made or expense incurred by the Indenture Trustee for any such registration, discharge from registration or exchange referred to in this Section 205 shall be paid by the Noteholder.  The Indenture Trustee or the Issuer may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection therewith.

(h)           If Notes are issued or exchanged in definitive form under Section 202, such Notes will not be registered by the Indenture Trustee unless each prospective initial Noteholder acquiring a Note, each prospective transferee acquiring a Note and each prospective owner (or transferee thereof) of a beneficial interest in Notes (each, a “Prospective Owner”) acquiring such beneficial interest provides the Manager, the Issuer, the Indenture Trustee and any successor Manager with a written representation that the statement in either subsection (1) or (2) of Section 208 is an accurate representation as to all sources of funds to be used to pay the purchase price of the Notes.

(i)           No transfer of a Note shall be deemed effective unless (x) the transfer of such Note is not to a Competitor and (y) the registration and prospectus delivery requirements of Section 5 of the Securities Act and any applicable state securities laws are complied with, or such transfer is exempt from the registration and prospectus delivery requirements under said Securities Act and laws.  In the event that a transfer is to be made without registration or qualification, such Noteholder’s prospective transferee shall deliver to the Indenture Trustee an investment letter substantially in the form of Exhibit C hereto (the “Purchaser Letter”).  Neither the Indenture Trustee nor the Issuer is under any obligation to register the Notes under the Securities Act or any other securities law or to bear any expense with respect to such registration by any other Person or monitor compliance of any transfer with the securities laws of the United States regulations promulgated in connection thereto or ERISA.

Section 206.           Mutilated, Destroyed, Lost and Stolen Notes.

(a)           If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as it and the Issuer may require to hold the Issuer, the Manager and the Indenture Trustee harmless, then the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Series and Class and maturity and of like terms as the mutilated, destroyed, lost or stolen Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become, or within seven days shall be due and payable, the Issuer may pay such destroyed, lost or stolen Note when so due or payable instead of issuing a replacement Note.

(b)           If, after the delivery of such replacement Note, or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any and all loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(c)           The Indenture Trustee and the Issuer may, for each new Note authenticated and delivered under the provisions of this Section 206, require the advance payment by the Noteholder of the expenses, including counsel fees, service charges and any tax or governmental charge which may be incurred by the Indenture Trustee or the Issuer.  Any Note issued under the provisions of this Section 206 in lieu of any Note alleged to be destroyed, mutilated, lost or stolen, shall be equally and proportionately entitled to the benefits of this Indenture with all other Notes of the same Series and Class.  The provisions of this Section 206 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 207.           Delivery, Retention and Cancellation of Notes.

Each Noteholder is required, and hereby agrees, to surrender to the Indenture Trustee, prior to the final Payment Date, any Note on which the final payment due thereon has been made.  Any such Note as to which the Indenture Trustee has made or holds the final payment thereon shall be deemed canceled and shall no longer be Outstanding for any purpose of this Indenture, whether or not such Note is ever returned to the Indenture Trustee.  Matured Notes delivered upon final payment to the Indenture Trustee and any Notes transferred or exchanged for other Notes shall be canceled and disposed of by the Indenture Trustee in accordance with its policy of disposal and the Indenture Trustee shall promptly deliver to the Issuer such canceled Notes upon reasonable prior written request.  If the Indenture Trustee shall acquire, for its own account, any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes.  If the Issuer shall acquire any of the Notes, such acquisition shall operate as a redemption or satisfaction of the indebtedness represented by such Notes.  Notes which have been canceled by the Indenture Trustee shall be deemed paid and discharged for all purposes under this Indenture.

Section 208.           ERISA Deemed Representations.

Each Noteholder acquiring Notes and each Prospective Owner will be deemed to have represented by such purchase to the Issuer, the Indenture Trustee and the Manager that either (1) it is not acquiring the Notes with the assets of a Plan; or (2) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

ARTICLE III

PAYMENT OF NOTES; STATEMENTS TO NOTEHOLDERS

Section 301.           Principal and Interest.

Distributions of principal, premium, if any, and interest on any Series or Class of Notes shall be made to Noteholders of each Series and Class as set forth in Section 302 of this Indenture and the related Supplement.  Except as set forth in any Supplement, the maximum Overdue Rate for any Note under any Series shall be equal to the sum of (i) two percent (2.00%) per annum, plus (ii) the interest rate for such Note prior to the occurrence of the relevant Event of Default.  Except as set forth in any Supplement, all interest and fees payable on, or with respect to, the Notes shall be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days which have elapsed in the relevant calculation period.

Section 302.           Trust Account.

(a)           On or prior to the Closing Date, the Indenture Trustee shall establish and maintain the Trust Account into which the following amounts shall be deposited:  (i) all Collections, (ii) Warranty Purchase Amounts and (iii) other payments required by this Indenture and other Related Documents to be deposited therein.  Such Trust Account shall initially be established and maintained with the Corporate Trust Office in trust for the Indenture Trustee, on behalf of the Noteholders and each Interest Rate Hedge Provider, and shall be maintained until the Aggregate Outstanding Obligations are paid in full.  The Trust Account shall at all times be an Eligible Account and shall be pledged to the Indenture Trustee pursuant to the terms of this Indenture.  The Issuer shall not establish any additional Trust Accounts without prior written notice to the Indenture Trustee and without the prior written consent of the Requisite Global Majority.

(b)           The Issuer shall direct the Manager to deposit funds into the Trust Account at the times and in the amounts required pursuant to the terms of the Management Agreement and the Intercreditor Agreement.  So long as no Manager Default shall have occurred and then be continuing, the Manager shall be permitted to request the Indenture Trustee to withdraw from amounts on deposit in the Trust Account, or otherwise net out, from amounts otherwise required to be deposited into the Trust Account pursuant to Section 302(a) the amount of any Management Fees or Management Fee Arrearage that would otherwise be due and payable on the immediately succeeding Payment Date.

(c)           On each Determination Date, the Manager, shall prepare and deliver to the Issuer, the Indenture Trustee and the Administrative Agent, the Manager Report.  On each Payment Date, the Indenture Trustee, based on the Manager Report (provided that, in the absence of any Manager Report, the Indenture Trustee shall distribute all funds available for distribution in accordance with written instructions from the Administrative Agent and shall hold until delivery of such Manager Report or such written instructions from the Administrative Agent (i) any funds otherwise payable to the Issuer and (ii) any other amounts which the Administrative Agent is unable to ascertain or allocate to a specific payment priority set forth in this Indenture), shall distribute funds in an amount equal to the Available Distribution Amount to the following Persons in the following order of priority:

(I)           On each Payment Date, if neither an Early Amortization Event nor an Event of Default shall have occurred and then be continuing:

(1)           To the Indenture Trustee by wire transfer of immediately available funds (A) all Indenture Trustee Fees (including any out of pocket expenses of the Indenture Trustee) then due and payable for all Series then Outstanding and (B) any Indenture Trustee Indemnified Amounts (the sum of (A) and (B) not to exceed $40,000 annually, with respect to each Series of Notes then Outstanding);

(2)           To the Manager Transfer Facilitator, the amount of any Manager Transfer Facilitator Fee (including any reimbursements and indemnification amounts (not to exceed annually the sum of $40,000 less any amounts paid in clause (1) above) payable to the Manager Transfer Facilitator pursuant to the Manager Transfer Facilitator Agreement);

(3)           To the Independent Management Provider by wire transfer of immediately available funds (not to exceed $25,000 annually), all Independent Management Provider Fees then due and payable for all Series then Outstanding;

(4)           To the Manager, any unpaid Management Fees and any Management Fee Arrearages and any unreimbursed Manager Advances, to the extent not withheld by the Manager in accordance with the terms of the Management Agreement;

(5)           To the Issuer to pay Issuer Expenses (in an aggregate amount not to exceed $250,000 annually) to the extent such payments would not result in the occurrence of an Early Amortization Event or an Event of Default;

(6)           To the Administrative Agent, the amount of Administrative Agent Fee (and any arrearages thereof) then due and payable;

(7)           To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof;

(8)           In payment of the following amounts on a pro rata basis: to each Series Account for each Series of Notes then Outstanding, an amount equal to the Interest Payments then due and payable for such Series;

(9)           To the Restricted Cash Account, the amount (if any) necessary to restore amounts on deposit therein to the Restricted Cash Amount for such Payment Date;

(10)         To the Series Account for each Series of Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

(11)         Each of the following on a pro rata and pari passu basis (based on amounts then due), (i) to the Series Account for each Series of Notes then Outstanding and subject to the provisions of Section 302(d), an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series and (ii) to each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (7) above);

(12)         To the Series Account for each Series of Notes in accordance with the provisions of Section 302(e) hereof, an amount equal to the Supplemental Principal Payment Amount then due and payable;

(13)         To each Series Account for each Series of Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series, including, without limitation, the Step Up Warehouse Fee, increased costs, taxes, indemnity payments and other amounts (including additional principal payment amounts) identified in the related Supplement;

(14)         To the Independent Management Provider, any remaining unpaid amounts due and payable;

(15)         To the Indenture Trustee, the amount of any unpaid Indenture Trustee Fees, expenses and Indenture Trustee Indemnified Amounts to the extent not paid pursuant to clause (1) above;

(16)         To the Manager Transfer Facilitator, the amount of any unpaid Manager Transfer Facilitator Fee (including any reimbursements and indemnification amounts) payable to the Manager Transfer Facilitator pursuant to the Manager Transfer Facilitator Agreement) to the extent not paid pursuant to clause (2) above;

(17)         To the officers and directors of the Issuer, the amount of any unpaid indemnification payments then due and payable to them by the Issuer;

(18)         To the Manager in the amount of any unpaid indemnification payments payable to the Manager pursuant to the Management Agreement; and

(19)         To the Issuer (or its designee), any remaining Available Distribution Amount.

(II)           On each Payment Date, if an Early Amortization Event shall have occurred and then be continuing with respect to any Series then Outstanding, but no Event of Default has occurred and is continuing:

(1)           To the Indenture Trustee by wire transfer of immediately available funds, (A) all Indenture Trustee Fees (including any out of pocket expenses of the Indenture Trustee) then due and payable for all Series then Outstanding and (B) all Indenture Trustee Indemnified Amounts (the sum of (A) and (B) not to exceed $40,000 annually, with respect to each Series of Notes then Outstanding);

(2)           To the Manager Transfer Facilitator, the amount of any Manager Transfer Facilitator Fee (including any reimbursements and indemnification amounts (not to exceed annually the sum of $40,000 less any amounts paid in clause (1) above)) payable to the Manager Transfer Facilitator pursuant to the Manager Transfer Facilitator Agreement);

(3)           To the Independent Management Provider by wire transfer of immediately available funds (not to exceed $25,000 annually), all Independent Management Provider Fees then due and payable for all Series then Outstanding;

(4)           To the Manager, any unpaid Management Fees and any Management Fee Arrearages and any unreimbursed Manager Advances, to the extent not withheld by the Manager in accordance with the terms of the Management Agreement;

(5)           To the Issuer, to pay Issuer Expenses (in an aggregate amount not to exceed $250,000 annually) to the extent such payments would not result in the occurrence of an Event of Default;

(6)           To the Administrative Agent, the amount of Administrative Agent Fee (and any arrearages thereof) then due and payable;

(7)           To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof;

(8)           In payment of the following amounts on a pro rata basis: to each Series Account for each Series of Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to the Interest Payments then due and payable for such Series;

(9)           To the Restricted Cash Account, the amount (if any) necessary to restore amounts on deposit therein to the Restricted Cash Amount for such Payment Date;

(10)         To the Series Account for each Series of Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Minimum Principal Payment Amounts then due and payable for such Series;

(11)         Each of the following on a pro rata and a pari passu basis (based on amounts then due), all remaining Available Distribution Amount, (1) to the Series Account for each Series of Notes then Outstanding and subject to the provisions of Section 302(d) hereof, an amount equal to the Scheduled Principal Payment Amounts then due and payable for such Series and (2) to each Interest Rate Hedge Provider, the remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (7) above), until such amounts are paid in full;

(12)         To each Series Account for each Series of Notes then Outstanding (other than the Series Account for any Series of Warehouse Notes for which a Conversion Event has not occurred) on a pro rata basis (based on the unpaid principal balance then Outstanding), until the principal balance of all Notes then Outstanding are paid in full;

(13)         To each Series Account for each Series of Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series, including, without limitation, Step Up Warehouse Fee, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;

(14)         To the Independent Management Provider, any remaining unpaid amounts due and payable;

(15)         To the Indenture Trustee, the amount of any unpaid Indenture Trustee Fees, expenses and Indenture Trustee Indemnified Amounts to the extent not paid pursuant to clause (1) above;

(16)         To the Manager Transfer Facilitator, the amount of any unpaid Manager Transfer Facilitator Fee (including any reimbursements and indemnification amounts) payable to the Manager Transfer Facilitator pursuant to the Manager Transfer Facilitator Agreement) to the extent not paid pursuant to clause (2) above;

(17)         To the officers and directors of the Issuer, the amount of any unpaid indemnification payments then due and payable to them by the Issuer;

(18)         To the Manager in the amount of any unpaid indemnification payments payable to the Manager pursuant to the Management Agreement; and

(19)         To the Issuer (or its designee), any remaining Available Distribution Amount.

(III)           On each Payment Date, if an Event of Default shall have occurred and then be continuing with respect to any Series then Outstanding, the Indenture Trustee will make the following payments from the Available Distribution Amount then on deposit in the Trust Account to the following Persons in the following order of priority:

(1)           To the Indenture Trustee by wire transfer of immediately available funds (A) all Indenture Trustee Fees (including any out of pocket expenses of the Indenture Trustee) then due and payable for all Series then Outstanding and (B) all Indenture Trustee Indemnified Amounts (the sum of (A) and (B) not to exceed $75,000 annually, with respect to each Series of Notes then Outstanding);

(2)           To the Manager Transfer Facilitator, the amount of any Manager Transfer Facilitator Fee (including any reimbursements and indemnification amounts (not to exceed annually the sum of $75,000 less any amounts paid in clause (1) above) payable to the Manager Transfer Facilitator pursuant to the Manager Transfer Facilitator Agreement);

(3)           To the Independent Management Provider by wire transfer of immediately available funds (not to exceed $25,000 annually), all Independent Management Provider Fees then due;

(4)           To the Manager, any unpaid Management Fees and any Management Fee Arrearages to the extent not withheld by the Manager in accordance with the terms of the Management Agreement;

(5)           To the Issuer, to pay Issuer Expenses (in an aggregate amount not to exceed $250,000 annually);

(6)           To the Administrative Agent, the amount of Administrative Agent Fee (and any arrearages thereof) then due and payable;

(7)           To each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all scheduled payments and interest thereon (but excluding termination payments thereunder) then due and payable under the related Interest Rate Hedge Agreement and the amount of any arrearages thereof;

(8)           In payment of the following amounts on a pro rata basis: to each Series Account for each Series of Notes then Outstanding, an amount equal to the Interest Payments then due and payable for such Series;

(9)           One of the following: (A) if the Notes of any Series then Outstanding have been accelerated, each of the following on a pro rata and a pari passu basis (based on amounts then due), all remaining Available Distribution Amount, (1) to each Series Account, the then unpaid principal balance of the related Notes (pro rata based on the amounts unpaid on the date on which such Event of Default first occurs) and (2) to each Interest Rate Hedge Provider, the remaining amounts then due and payable under the related Interest Rate Hedge Agreement, until such amounts are paid in full; or (B) if none of the Notes of any Series then Outstanding has been accelerated, each of the following on a pro rata and a pari passu basis (based on amounts then due), all remaining Available Distribution Amount, (1) to the Series Account for each Series of Notes then Outstanding (pro rata based on the amounts unpaid on the date on which such Event of Default occurs) the then unpaid principal balances of all Notes then Outstanding are paid in full  and (2) to each Interest Rate Hedge Provider on a pro rata basis (based on amounts then due and payable under all Interest Rate Hedge Agreements), all remaining amounts then due and payable under the related Interest Rate Hedge Agreement (after giving effect to clause (7) above);

(10)         To each Series Account for each Series of Notes then Outstanding on a pro rata basis (based on respective amounts then due), an amount equal to all other amounts then due and payable to the Noteholders of such Series, including, without limitation, Step Up Warehouse Fee, Default Interest, increased costs, taxes and indemnity payments identified in the related Supplement;

(11)         To the Indenture Trustee, the amount of any unpaid Indenture Trustee Fees, expenses and Indenture Trustee Indemnified Amounts to the extent not paid pursuant to clause (1) above;

(12)         To the Manager Transfer Facilitator, the amount of any unpaid Manager Transfer Facilitator Fee (including any reimbursements and indemnification amounts) payable to the Manager Transfer Facilitator pursuant to the Manager Transfer Facilitator Agreement) to the extent not paid pursuant to clause (2) above;

(13)         To the officers and directors of the Issuer, the amount of any unpaid indemnification payments then due and payable to them by the Issuer;

(14)         To the Manager in the amount of any unreimbursed Manager Advances and unpaid indemnification payments payable to the Manager pursuant to the Management Agreement; and

(15)         To the Issuer (or its designee), any remaining Available Distribution Amount.

(d)           If on any Payment Date on which no Event of Default is then continuing there are not sufficient funds to pay, in full, the Minimum Principal Payment Amounts and/or Scheduled Principal Payment Amounts owing to all Series of Notes then Outstanding, as the case may be, then principal payments having the same payment priority will be paid, in full, to the Series first issued (based on their respective dates of issuance or Conversion Dates, as applicable) in chronological order based on their respective dates of issuance or Conversion Dates, as applicable.  For purposes of this Section 302(d) only, any Series designated as a Warehouse Note will be deemed to have an issuance date equivalent to its Conversion Date.  If two or more Series of the Notes were issued on the same date or have the same Conversion Date, then principal payments having the same payment priority will be allocated among each such Series, on a pro rata basis, based on the principal payments then due.

(e)           On each Payment Date, any Supplemental Principal Payment Amount then due and owing, shall be applied first to each Series of Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of such Warehouse Notes, until the principal balances of all Warehouse Notes have been paid in full, and then to all Series of Term Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of each such Series of Term Notes.  Notwithstanding the foregoing, if sufficient funds are not available to allow the Issuer to prepay the principal balance of the Warehouse Notes on such Payment Date in an amount equal to the Asset Base Deficiency, then the amount of any Supplemental Principal Payment Amount to be actually paid on such Payment Date shall be allocated among all Series of Notes then Outstanding (including the Term Notes) on a pro rata basis, in proportion to the then unpaid principal balance of such Notes.

(f)            If any Series has more than one Class of Notes then Outstanding, then the Available Distribution Amount shall be calculated without regard to the payment priorities of the Classes of Notes within such Series.  Once the Available Distribution Amount has been allocated to each Series, then that portion of the Available Distribution Amount allocable to such Series shall be paid to each Class of Noteholders of such Series in accordance with the priority of payments set forth in the related Supplement.

Section 303.           Investment of Monies Held in the Trust Account, the Restricted Cash Account and Series Accounts.

(a)           Subject to the provisions of Section 703 hereof, the Indenture Trustee shall invest any cash deposited in the Trust Account, the Restricted Cash Account and each Series Account in such Eligible Investments as the Issuer or its designee (or its authorized agent) shall direct in writing or by telephone, subsequently confirmed in writing.  Each Eligible Investment (including reinvestment of the income and proceeds of Eligible Investments) shall be held to its maturity and shall mature or shall be payable on demand not later than the Determination Date immediately preceding the next succeeding Payment Date.  If the Indenture Trustee has not received written instructions from the Issuer or its designee by 2:30 p.m. (New York time) on the day such funds are received as to the investment of funds then on deposit in any of the aforementioned accounts, the Issuer hereby instructs the Indenture Trustee to invest such funds in overnight investments of the type described in clause (iv) of the definition of Eligible Investments.  Eligible Investments shall be made in the name of the Indenture Trustee for the benefit of the Noteholders and each Interest Rate Hedge Provider.  Any earnings on Eligible Investments in the Trust Account, the Restricted Cash Account and each Series Account shall be retained in each such account and be distributed in accordance with the terms of this Indenture or any related Supplement.  The Indenture Trustee shall not be liable or responsible for losses on any investments made by it pursuant to this Section 303.

(b)           On or prior to the Closing Date, each of the Issuer and the Securities Intermediary shall enter into Control Agreements each in the form of Exhibit G hereto for each of the Trust Account, the Restricted Cash Account and any Series Accounts.  At all times on and after the Closing Date, each such account shall be the subject of a Control Agreement.

(c)           The Indenture Trustee, acting in accordance with the terms of this Indenture, shall be entitled to deliver an Entitlement Order to the Securities Intermediary at which such accounts are maintained; provided, however, that the Indenture Trustee agrees not to invoke its right to provide an Entitlement Order unless an Event of Default has occurred and is continuing.  The Control Agreements shall provide that upon receipt of the Entitlement Order in accordance with the provisions of this Indenture, the Indenture Trustee shall comply with such Entitlement Order without further consent by the Issuer or any other Person.

(d)           Each of the Trust Account, the Restricted Cash Account and the Series Accounts shall be initially established with the Indenture Trustee and, so long as any Outstanding Obligation remains unpaid, shall be maintained with the Indenture Trustee so long as (A) the short-term unsecured debt obligations of the financial institution fulfilling the role of the Indenture Trustee are rated not less than the Required Deposit Rating or (B) each of the Trust Account, the Restricted Cash Account and the Series Accounts are maintained at the Corporate Trust Office.  If any of the Trust Account, the Restricted Cash Account or the Series Accounts are not maintained at the Corporate Trust Office or if the short-term unsecured debt obligations of the Indenture Trustee fall below the Required Deposit Rating, then the Issuer shall within ten (10) days after obtaining knowledge of such condition, with the Indenture Trustee’s assistance as necessary, cause each of the Trust Account, the Restricted Cash Account and the Series Accounts to be transferred to either (A) an Eligible Institution which then maintains the Required Deposit Rating and is otherwise acceptable to the Administrative Agent, or (B) with the prior written consent of the Administrative Agent, the Corporate Trust Office of the successor Indenture Trustee.  Prior to any of the Trust Account, the Restricted Cash Account or any Series Accounts being maintained with a Person other than the Indenture Trustee, the Issuer shall obtain the prior written consent of the Administrative Agent and shall cause a new Control Agreement to be entered into with such Person as securities intermediary.

(e)           Each of the Trust Account, the Restricted Cash Account and the Series Accounts shall be maintained in the State of Minnesota and shall be governed by the laws of the State of New York, regardless of any provision in any other agreement.  Each Control Agreement shall provide for purposes of the UCC that New York shall be deemed to be the Securities Intermediary’s jurisdiction and each of the Trust Account, the Restricted Cash Account and each Series Account (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York.

(f)           The Indenture Trustee, in its capacity as the Securities Intermediary, has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other Person relating to any of the Trust Account, the Restricted Cash Account, any Series Account or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders of such other Person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Issuer, the Seller, the Manager or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders as set forth in Section 303(c) hereof.

(g)           Except for the claims and interest of the Indenture Trustee and of the Issuer hereunder in each of the Trust Account, the Restricted Cash Account and each Series Account, to the best of its knowledge without independent investigation, the Indenture Trustee, in its capacity as the initial Securities Intermediary, knows of no claim to, or interest in, any of the Trust Account, the Restricted Cash Account, any Series Account or in any Financial Asset credited thereto.  If any other Person asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Trust Account, the Restricted Cash Account, any Series Account or in any Financial Asset credited thereto, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager, the Administrative Agent, each Interest Rate Hedge Provider and the Issuer thereof.

(h)           The Indenture Trustee shall possess a perfected security interest in all right, title and interest in and to all funds on deposit from time to time in each of the Trust Account, the Restricted Cash Account, each Series Account and in all Proceeds thereof.  Each of the Trust Account, the Restricted Cash Account and each Series Account shall be in the name of and under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders and each Interest Rate Hedge Provider.  The Indenture Trustee shall make withdrawals and payments from each of the Trust Account, the Restricted Cash Account and each Series Account and apply such amounts in accordance with the provisions of the Indenture and the related Manager Report or, in the absence of any Manager Report, in accordance with written instructions from the Administrative Agent.

(i)             The Issuer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Account, the Restricted Cash Account and any Series Account unless the security interest of the Indenture Trustee in such account and any funds or investments held therein shall continue to be perfected without any further action by any Person.

(j)             The Financial Assets and other items deposited to the accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person except as created pursuant to this Indenture.  For the avoidance of doubt, the fees and expenses of the Indenture Trustee shall be payable solely pursuant to Section 302, 403 or Section 806 of this Indenture and shall not be subject to deduction, set-off, bankers lien or other right of the Indenture Trustee.

Section 304.           Reports to Noteholders.

The Indenture Trustee shall promptly upon the receipt thereof, make available to each Noteholder, each Interest Rate Counterparty, the Manager Transfer Facilitator and each Rating Agency, a copy of each Manager Report, each Asset Base Certificate, the financial statements delivered pursuant to Section 626 and 629 hereof and each Accountants’ Report set forth in Section 8.9 of the Management Agreement and the related AUP letter, by posting copies thereof on its password-protected website (www.CTSLink.com) or at such other address as shall be specified by the Indenture Trustee from time to time in writing to each Noteholder, each Interest Rate Counterparty, the Manager Transfer Facilitator and each Rating Agency; provided, however, the Indenture Trustee shall have no obligation to provide such information described in this Section 304 until it has received the requisite information from the applicable party.  The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.  In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer.  The Indenture Trustee shall not be liable for the dissemination of information in accordance with the terms of this Indenture.

Section 305.           Records.

The Indenture Trustee shall cause to be kept and maintained adequate records pertaining to the Trust Account, each Restricted Cash Account and each Series Account and all receipts and disbursements therefrom.  The Indenture Trustee shall deliver at least monthly an accounting thereof in the form of a trust statement to the Issuer, or make available on its website at www.CTSLink.com (or at such other address as the Indenture Trustee shall notify the parties hereto from time to time), the Manager, the Administrative Agent and each Interest Rate Hedge Provider.

Section 306.           Restricted Cash Account.

(a)           The Indenture Trustee shall establish and maintain in the name of the Indenture Trustee an Eligible Account in the name of the Indenture Trustee with the Corporate Trust Office which shall be designated the restricted cash account (the “Restricted Cash Account”) for all Series and which shall be held by the Indenture Trustee pursuant to this Indenture and the related Supplements.  Any and all moneys remitted by the Issuer, or Manager on its behalf, to the Restricted Cash Account from the Trust Account, together with any Eligible Investments in which such moneys are or will be invested or reinvested, shall be held in the Restricted Cash Account for all Series.  On the issuance date of any Series, the Issuer will deposit, or cause to be deposited, into the Restricted Cash Account sufficient amount of funds such that, after giving effect to such deposit, the amount of funds on deposit therein shall be equal to the Restricted Cash Amount, and thereafter amounts shall be deposited in the Restricted Cash Account in accordance with Section 302.  Any and all moneys remitted by the Indenture Trustee to the Restricted Cash Account shall be invested in Eligible Investments in accordance with this Indenture and shall be distributed in accordance with this Section 306.

(b)           On each Determination Date, the Indenture Trustee shall, in accordance with the terms of each applicable Supplement and the Manager Report or, in the absence of a Manager Report, pursuant to written instructions from the Administrative Agent, withdraw from the Restricted Cash Account and deposit into the Series Account for each affected Series an amount equal to the Permitted Payment Date Withdrawals for such Series.  Amounts transferred to a Series Account pursuant to the provisions of this Section 306(b) may only be used to pay amounts specified in the definition of “Permitted Payment Date Withdrawals”.  Any other conditions or restrictions related to such draw for a specific Series shall be set forth in the related Supplement.

(c)           On each Payment Date, the Indenture Trustee shall, in accordance with the Manager Report or, in the absence of a Manager Report, pursuant to written instructions from the Administrative Agent, deposit in the Trust Account for distribution in accordance with Section 302 of this Indenture the excess, if any, of (A) amounts then on deposit in the Restricted Cash Account (after giving effect to any withdrawals therefrom on such Payment Date) over (B) the Restricted Cash Amount.  On the Legal Final Payment Date for the Series with the latest Legal Final Payment Date, any remaining funds in the Restricted Cash Account shall be deposited in the Trust Account and, subject to the limitations set forth in any Supplement, distributed in accordance with Section 302 of this Indenture and the related Supplements.

(d)           If the amount on deposit in the Restricted Cash Account on a Determination Date is not sufficient to pay in full the aggregate Permitted Payment Date Withdrawals referred to in Section 306(b) above, then the amount of funds then available in the Restricted Cash Account will be allocated among the various Series on a pro rata basis in proportion to the amount of their respective Permitted Payment Date Withdrawals.

(e)           In addition to the withdrawals set forth in Section 306(b) above, on any date on which an Event of Default has occurred and is continuing and the Notes have been accelerated in accordance with the terms of this Indenture, the Indenture Trustee, acting at the direction of the Requisite Global Majority, shall withdraw all amounts on deposit in the Restricted Cash Account and use such amounts to pay the sum of interest and arrearages then payable on the Notes plus the Aggregate Principal Balance in accordance with the priorities set forth in Section 806 hereof.

Section 307.           CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Indenture Trustee of any change in the “CUSIP” numbers.

Section 308.           No Claim.

Indemnity payments payable to the Seller, the Indenture Trustee and Manager shall be non-recourse to the Issuer and shall not constitute a claim against the Issuer or the Collateral in the event such amounts are not paid in accordance with Section 302 or 806 of this Indenture.

Section 309.           Compliance with Withholding Requirements.

Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all United States federal income tax withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code.  The consent of Noteholders shall not be required for any such withholding.

Section 310.           Tax Treatment of Notes.

The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for United States federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness.  The Issuer and the Indenture Trustee, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for United States federal, state and local income, single business and franchise tax purposes as indebtedness.

Section 311.           Subordination.

Wells Fargo Bank, National Association, in its capacity as the Securities Intermediary hereby irrevocably subordinates to the security interest of the Indenture Trustee under this Indenture any and all security interest in, liens on and rights of setoff against any and all of the Collateral that the Securities Intermediary may have or acquire on the date hereof or at any time hereafter until all Outstanding Obligations, and all amounts payable by the Issuer under this Indenture and all other Related Documents have been paid in full and all covenants and agreements of the Issuer in this Indenture and all other Related Documents have been fully performed.

ARTICLE IV

COLLATERAL

Section 401.           Collateral.

(a)           The Notes and the obligations of the Issuer hereunder shall be obligations of the Issuer as provided in Section 203 hereof.  The Noteholders and each Interest Rate Hedge Provider shall also have the benefit of, and the Notes shall be secured by and be payable from, the Issuer’s right, title and interest in the Collateral.  The income, payments and Proceeds of such Collateral shall be allocated to each such Series of Notes strictly in accordance with the applicable payment priorities set forth in Section 302 and Section 806 hereof.  Notwithstanding anything contained in this Indenture to the contrary, the Indenture Trustee or any Secured Party may reject or refuse to accept any Collateral for credit toward payment of the Notes that is an account, instrument, chattel paper, lease, or other obligation or property of any kind due from, owed by, or belonging to, a Prohibited Person.

(b)           Notwithstanding anything contained in this Indenture to the contrary, the Issuer expressly agrees that it shall remain liable under each of its Contracts and Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or Lease, as the case may be.

(c)           The Indenture Trustee hereby acknowledges the appointment by the Issuer of the Manager to service and administer the Collateral in accordance with the provisions of the Management Agreement and, so long as such Management Agreement shall not have been terminated in accordance with its terms, the Indenture Trustee hereby agrees to provide the Manager with such documentation and to take all such actions with respect to the Collateral as the Manager may reasonably request in writing in accordance with the express provisions of the Management Agreement; provided, however, that the Indenture Trustee shall be entitled to receive from the Issuer reasonable compensation and cost reimbursement for any such action.  Until such time as the Management Agreement has been terminated in accordance with its terms, the Manager, on behalf of the Issuer, shall continue to collect all Accounts and payments on the Leases in accordance with the provisions of the Management Agreement and make such deposits as are required pursuant to the terms of the Intercreditor Collateral Agreement.  Any Proceeds received directly by the Issuer in payment of any Account or Leases or in payment for, or in respect of, any of the Managed Containers or on account of any of the Contracts to which the Issuer is a party shall be promptly deposited by the Issuer in precisely the form received (with all necessary endorsements) in the Trust Account, and until so deposited shall be deemed to be held in trust by the Issuer as the Indenture Trustee’s property and shall continue to be collateral security for all of the obligations secured by this Indenture and shall not constitute payment thereof until applied as hereinafter provided.  If (i) an Event of Default has occurred, (ii) any Sale of the Collateral pursuant to Section 816 hereof shall have occurred or (iii) a Manager Default has occurred, the Issuer shall at the request of the Indenture Trustee, acting with the consent of or at the direction of the Requisite Global Majority, to the extent practicable and to the extent the Issuer possesses such documents, take such action pursuant to the Intercreditor Collateral Agreement as may be specified by the Requisite Global Majority, and deliver to the Indenture Trustee (or such other Person as the Indenture Trustee may direct) originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing, and relating to, the sale and delivery of the Managed Containers, and the Issuer shall, to the extent practicable and to the extent the Issuer possesses such documents, deliver originals (or, to the extent originals cannot be delivered, copies) of all other documents evidencing and relating to, the performance of any labor, maintenance, remarketing or other service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.  The Issuer shall be required to deliver or disclose any information, data, document or agreement which is proprietary to the Issuer, only to the extent required by the terms of the Management Agreement.

Section 402.           Pro Rata Interest.

(a)           Except as expressly provided for herein and in any Supplement, the Notes of all Outstanding Series shall be equally and ratably entitled to the benefits of this Indenture without preference, priority or distinction, all in accordance with the terms and provisions of this Indenture and the related Supplement.  All Notes of a particular Class issued hereunder are and are to be, to the extent (including any exceptions) provided in this Indenture and the related Supplement, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication or delivery of the Notes so that all Notes of a particular Series and Class at any time Outstanding (including Notes owned by the Seller and its Affiliates, other than the Issuer) shall have the same right, Lien and preference under this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof.

(b)           With respect to each Series of Notes, the execution and delivery of the related Supplement shall be upon the express condition that if the conditions specified in Section 701 of this Indenture are met with respect to such Series of Notes, the security interest and all other estate and rights granted by this Indenture with respect to such Series of Notes shall cease and become null and void and all of the property, rights, and interest granted as security for the Notes of such Series shall revert to and revest in the Issuer without any other act or formality whatsoever.

Section 403.           Indenture Trustee’s Appointment as Attorney-in-Fact.

(a)           The Issuer hereby irrevocably constitutes and appoints Indenture Trustee, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer or in its own name, from time to time, for the purpose of carrying out the terms of this Indenture, to take any and all action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture; provided, however, that the Indenture Trustee has no obligation or duty to take such action nor to determine whether to perfect, file, record or maintain any perfected, filed or recorded document or instrument (all of which the Issuer shall prepare, deliver and instruct the Indenture Trustee to execute) in connection with the grant or security interest in the Collateral hereunder.

(b)           The Indenture Trustee shall not exercise the power of attorney or any rights granted to the Indenture Trustee pursuant to this Section 403 unless an Event of Default shall have occurred and then be continuing.  The Issuer hereby ratifies, to the extent permitted by law, all actions that said attorney shall lawfully do or cause to be done by virtue hereof.  The power of attorney granted pursuant to this Section 403 is a power coupled with an interest and shall be irrevocable until all Series of Notes are paid and performed in full.

(c)           The powers conferred on the Indenture Trustee hereunder are solely to protect Indenture Trustee’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers except as set forth herein.  The Indenture Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees, agents or representatives shall be responsible to the Issuer for any act or failure to act, except for its own negligence or willful misconduct.

(d)           The Issuer also authorizes (but does not obligate) the Indenture Trustee, with the consent of or at the direction of the Requisite Global Majority and subject to the terms of the Intercreditor Collateral Agreement to (i) so long as a Manager Default is continuing, communicate with any party to any Contract or Lease relating to a Managed Container with regard to the assignment of the right, title and interest of the Issuer in and under the Contracts or Leases relating to a Managed Container hereunder and other matters relating thereto and (ii) so long as an Event of Default is continuing, execute, in connection with the sale of Collateral provided for in Article VIII hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(e)           If the Issuer fails to perform or comply with any of its agreements contained herein and the Indenture Trustee, with the consent of and at the direction of the Requisite Global Majority, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including attorneys’ fees and expenses, of Indenture Trustee incurred in connection with such performance or compliance together with interest thereon at the rate specified in the related Supplement, shall be payable by the Issuer to the Indenture Trustee on demand and shall constitute additional Outstanding Obligations secured hereby.

Section 404.           Release of Security Interest.

The Indenture Trustee, at the written direction of the Manager, shall release from the Lien of this Indenture, any Managed Container and the Related Assets sold, transferred, exchanged or disposed of in a transaction that is permitted in accordance with Section 606(a) hereof.  In effectuating such release, the Indenture Trustee shall be provided with and shall be entitled to rely on: (A) so long as no Early Amortization Event is then continuing, a written direction of the Manager (with a copy to the Administrative Agent) identifying each Managed Container or other items to be released from the Lien of this Indenture in accordance with the provisions of this Section 404 accompanied by an Asset Base Certificate, or (B) (x) if an Early Amortization Event is then continuing, all of the following: (i) the items set forth in clause (A) above, and (ii) a certificate from the Manager (with a copy to the Administrative Agent) stating that such release is in compliance with Sections 404 and 606(a) hereof and (y) if a Manager Default is then continuing, the prior consent of the Requisite Global Majority shall also be required with respect to each such release.  The Indenture Trustee shall, at the expense of the Issuer, execute documents prepared by, or on behalf of, the Issuer evidencing such release was made in accordance with the provisions of this Section 404.  The Issuer is authorized to file any UCC partial releases in the appropriate jurisdictions with respect to such released Containers.

The Indenture Trustee will, promptly upon receipt of such certificate from the Manager and at the Issuer’s expense, execute and deliver to the Issuer, the Seller or, the Manager, as appropriate, the Administrative Agent and each Interest Rate Hedge Provider, a non-recourse certificate of release substantially in the form of Exhibit E hereto and such additional documents and instruments as that Person may reasonably request to evidence the termination and release from the Lien of this Indenture of such Container and the other related items of Collateral.

Section 405.           Administration of Collateral; Manager Transfer Facilitator Agreement and Intercreditor Collateral Agreement.

(a)           The Indenture Trustee shall promptly as practicable notify the Noteholders, the Administrative Agent and the Manager Transfer Facilitator of any Manager Default of which a Corporate Trust Officer has actual knowledge.  If a Manager Default shall have occurred and then be continuing, the Indenture Trustee, in accordance with the written direction of the Requisite Global Majority, shall, subject to the terms of the Intercreditor Collateral Agreement, deliver to the Manager (with a copy to the Administrative Agent, each Rating Agency, and the Manager Transfer Facilitator) a Manager Termination Notice terminating the Manager of its responsibilities in accordance with the terms of the Management Agreement. If a Replacement Manager acceptable to the Requisite Global Majority has not assumed the servicing of the Managed Containers that are Terminated Containers within sixty (60) days after the date of delivery of the Manager Termination Notice, then the Indenture Trustee may and shall, at the direction of the Requisite Global Majority, appoint, or petition a court of competent jurisdiction to appoint as a successor Manager, a Person acceptable to the Requisite Global Majority, having a net worth of not less than $15,000,000 and whose regular business includes marine cargo container leasing and/or container chassis leasing. In no event shall either the Indenture Trustee or the Manager Transfer Facilitator be required to act as Manager hereunder. In connection with the appointment of a Replacement Manager, the Indenture Trustee or Administrative Agent may, with the written consent of the Requisite Global Majority, make such arrangements for the compensation of such Replacement Manager out of Collections as the Indenture Trustee (acting in accordance with the Requisite Global Majority), the Administrative Agent and such Replacement Manager shall agree; provided, however, that in no event shall the Indenture Trustee or the Manager Transfer Facilitator be liable to any Replacement Manager for such compensation.  The terminated Manager shall not be entitled to receive any Management Fee or other amounts owing to it pursuant to the Management Agreement for any period after the effective date of such replacement, but shall be entitled to receive any such amounts earned or accrued through the effective date of such replacement which amounts shall be payable in accordance with Section 302 of this Indenture.  The Indenture Trustee shall take such action, consistent with the Management Agreement and the other Related Documents, as shall be reasonably necessary to effectuate any such succession including exercising the power of attorney granted by the Manager pursuant to Section 10.4 of the Management Agreement.

(b)           Upon a Corporate Trust Officer obtaining actual knowledge or the receipt of notice by the Indenture Trustee that any repurchase obligations of the Seller under the Contribution and Sale Agreement have arisen, the Indenture Trustee shall notify the Administrative Agent, each Rating Agency and each Noteholder of such event and shall enforce such repurchase obligations at the written direction of the Requisite Global Majority.

Section 406.           Quiet Enjoyment.

The security interest hereby granted to the Indenture Trustee by the Issuer is subject to the right of any lessee to the quiet enjoyment of any Managed Container under lease to such lessee for so long as such lessee is not in default under the Lease therefor and the Manager under the Management Agreement (including any Replacement Manager) or the Indenture Trustee (as provided in Section 405 hereof) continues to receive all amounts payable under such Lease.

Section 407.           Intercreditor Collateral Agreement and Manager Transition Facilitator Agreement.

The Indenture Trustee is hereby authorized and instructed to enter into the Intercreditor Agreement, and the Manager Transfer Facilitator Agreement, and to abide by the respective terms thereof.

ARTICLE V

RIGHTS OF NOTEHOLDERS; ALLOCATION
AND APPLICATION OF NET ISSUER PROCEEDS;
REQUISITE GLOBAL MAJORITY

Section 501.           Rights of Noteholders.

The Noteholders of each Series shall have the right to receive, to the extent necessary to make the required payments with respect to the Notes of such Series at the times and in the amounts specified in the related Supplement, (i) the portion of Collections allocable to Noteholders of such Series pursuant to this Indenture and the related Supplement, (ii) funds on deposit in the Trust Account (subject to the priorities set forth in Section 302 hereof) and the Restricted Cash Account, and (iii) funds on deposit in any Series Account for such Series or Class.  Each Noteholder, by acceptance of its Notes, (a) acknowledges and agrees that (except as expressly provided herein and in a Supplement entered into in accordance with Section 1006(b) hereof) the Noteholders of a Series or Class shall not have any interest in any Series Account (or any amounts on deposit therein) for the benefit of any other Series or Class and (b) ratifies and confirms the terms of this Indenture and the Related Documents executed in connection with such Series.

Section 502.           Allocations Among Series.

With respect to each Collection Period, Collections on deposit in the Trust Account will be allocated to each Series then Outstanding in accordance with Article III of this Indenture and the Supplements.

Section 503.           Determination of Requisite Global Majority.

A Requisite Global Majority shall exist with respect to any action proposed to be taken pursuant to the terms of this Indenture or any Supplement if the Control Party or Control Parties representing more than fifty percent (50%) of the sum of the Existing Commitments of all Series then Outstanding shall approve or direct such proposed action (in making such a determination, each Control Party shall be deemed to have voted the entire Existing Commitment of the related Series in favor of, or in opposition to, such proposed action, as the case may be). The Indenture Trustee shall be responsible for identifying the Requisite Global Majority in accordance with the terms of this Section 503.

ARTICLE VI

COVENANTS

For so long as any Aggregate Outstanding Obligation of the Issuer remains outstanding  the Issuer shall observe each of the following covenants:

Section 601.           Payment of Principal and Interest, Payment of Taxes.

(a)           The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes, this Indenture and the related Supplement.

(b)           The Issuer will take all actions as are necessary to insure that all taxes and governmental claims, if any, in respect of the Issuer’s activities and assets are promptly paid.

Section 602.           Maintenance of Office.

(a)           The only “place of business” (within the meaning of Section 9-307 of the UCC) of the Issuer is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.  The Issuer shall not establish a new place of business or location for its chief executive office outside of Bermuda or change the jurisdiction of its incorporation unless (i) it shall have given to the Indenture Trustee, each Rating Agency, the Administrative Agent and each Interest Rate Hedge Provider not less than sixty (60) days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Indenture Trustee, the Administrative Agent or any Interest Rate Hedge Provider may reasonably request, (ii) not less than fifteen (15) days’ prior to the effective date of such relocation, the Issuer shall have taken, at its own cost, all action necessary so that such change of location does not impair the security interest of the Indenture Trustee in the Collateral, or the perfection of the sale or contribution of the containers to the Issuer, and shall have delivered to the Indenture Trustee, the Administrative Agent and each Interest Rate Hedge Provider copies of all filings required in connection therewith and (iii) the Issuer has delivered to the Indenture Trustee, the Administrative Agent, each Eligible Interest Rate Hedge Provider and each Rating Agency, one or more Opinions of Counsel satisfactory to the Requisite Global Majority, stating that, after giving effect to such change of location: (A) none of the Sellers and the Issuer will, pursuant to applicable Insolvency Law, be substantively consolidated in the event of any Insolvency Proceeding by, or against, the Seller, (B) under applicable Insolvency Law, the transfers of Transferred Assets made in accordance with the terms of the Related Documents will be treated as a “true sale” in the event of any Insolvency Proceeding by, or against, either Seller, and (C) either (1) in the opinion of such counsel, all registration of charges, financing statements, or other documents of similar import, and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Issuer and the Indenture Trustee in the Transferred Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(b)           The Issuer shall not maintain a place of business within the United States of America.

Section 603.           Corporate Existence.

The Issuer will keep in full effect its existence, rights and franchises as an exempted company with limited liability incorporated under the laws of Bermuda, and will obtain and preserve its qualification in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of this Indenture, any Supplements issued hereunder and the Notes.

Section 604.           Protection of Collateral.

The Issuer, at its expense, will cause this Indenture and any Control Agreement to be registered under Section 55 of the Companies Act 1981 of Bermuda in the Register of Charges kept at the Office of the Registrar of Companies of Bermuda (or under any statute enacted in lieu thereof and for the time being in force, or under any law of general application relating to the registration of mortgages of or charges upon personal property for the time being in force in the Islands of Bermuda).   In addition, the Issuer will from time to time execute and deliver all amendments thereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will, upon the reasonable request of the Manager, the Indenture Trustee, the Administrative Agent or any Interest Rate Hedge Provider, take such other action necessary or advisable to:

(a)           grant more effectively the security interest in all or any portion of the Collateral;

(b)           maintain or preserve the Lien of this Indenture (and the priority thereof) or carry out more effectively the purposes hereof including executing and filing such documents, as may be required under any international convention for the perfection of interests in containers that may be adopted subsequent to the date of this Indenture;

(c)           perfect, publish notice of, or protect the validity of the security interest in the Collateral created pursuant to this Indenture;

(d)           enforce any of the items of the Collateral;

(e)           preserve and defend its right, title and interest to the Collateral and the rights of the Indenture Trustee in such Collateral against the claims of all Persons (other than the Noteholders or any Person claiming through the Noteholders);

(f)           pay any and all taxes levied or assessed upon all or any part of the Collateral;

(g)           pay any and all fees, taxes and other charges payable in connection with the registration of this Indenture and any Supplement with the Office of the Registrar of Companies of Bermuda or any other Governmental Authority; or

(h)           notify such parties of any Commercial Tort Claims in which the Issuer has rights that arise after the Closing Date and exceed $250,000 and take such actions necessary to create and perfect the Indenture Trustee’s Lien therein.

In furtherance of clauses (b) and (c) above, the Issuer hereby agrees that if at any time subsequent to a Closing Date there is a change in Applicable Law (or a change in the interpretation of Applicable Law as in effect on such Closing Date) which, in the reasonable judgment of the Requisite Global Majority, may affect the perfection of the Indenture Trustee’s security interest in the Collateral, then the Issuer shall, within thirty (30) days after written request from the Requisite Global Majority, furnish to the Indenture Trustee, the Administrative Agent and each Rating Agency, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any Supplements hereto and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to maintain the Lien created by this Indenture and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any Supplements hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that, in the opinion of such counsel, are required to maintain the Lien and security interest of this Indenture. In furtherance of clause (h) above, the Issuer hereby confirms that it does not currently have any rights with respect to Commercial Tort Claims as of the Closing Date.

Section 605.           Performance of Obligations.

Except as otherwise permitted by this Indenture, the Management Agreement or the Contribution and Sale Agreement, the Issuer will not take, or fail to take, any action, and will use its best efforts not to permit any action to be taken by others, which would release any Person from any of such Person’s covenants or obligations under any agreement or instrument included in the Collateral (excluding any Interest Rate Hedge Agreement), or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such agreement or instrument (excluding any Interest Rate Hedge Agreement).

Section 606.           Negative Covenants.  The Issuer will not, without (i) the prior written consent of the Requisite Global Majority and (ii) satisfaction of the Rating Agency Condition:

(a)           at any time sell, transfer, exchange or otherwise dispose of any of the Collateral, except as follows:

(i)             in connection with a sale to Persons that are not Prohibited Persons following the occurrence of an Event of Default pursuant to Section 816 hereof;

(ii)           sales of Managed Containers to Persons that are not Prohibited Persons in the ordinary course of business (including any such sales resulting from the sell/repair decision of the Manager) regardless of the sales proceeds realized from such sales so long as neither an Early Amortization Event nor an Event of Default is then continuing or would result from such sale of Managed Containers;

(iii)           if an Early Amortization Event but no Event of Default is then continuing or would result from such sale of Managed Containers, sales of Managed Containers to Persons that are not Prohibited Persons in the normal course of business (including any such sales resulting from the sell/repair decision of the Manager) so long as the sum of the Net Book Values of all Managed Containers that were sold for less than Net Book Value during the four (4) immediately preceding Collection Periods shall not exceed an amount equal to the product of (x) ten percent (10%) and (y) an amount equal to the quotient of (i) the sum of the aggregate Net Book Value as of the last day of each of the four (4) immediately preceding Collection Periods, divided by (ii) four (4); provided that the sale price of each such Managed Container (including payments for damage) shall not be sold for less than an amount equal to the fair market value for such Managed Container;

(iv)           any other sales of Managed Containers to Persons that are not Prohibited Persons not covered by clauses (i), (ii) or (iii), provided that each such sale must be specifically approved in writing by the Requisite Global Majority;

(v)           in connection with a repurchase or substitution by the Seller to remedy a breach of the Container Representations and Warranties;

(vi)           in connection with a sale to a Lessee pursuant to the terms of a Finance Lease;

(vii)         sales to an Affiliate of the Issuer of one or more Managed Containers which are not then classified as Eligible Containers and which are not included in the calculation of the Asset Base, so long as: (w) after giving effect to each such sale, (x) no Early Amortization Event or an Event of Default is then continuing or would result from a sale of such Managed Containers, (y) the cash sales proceeds realized by the Issuer from a sale of such Managed Containers shall equal or exceed an amount equal to the sum of the Net Book Values of all such sold Managed Containers, and (z) the sum of the Net Book Values of all such sold Managed Containers shall not exceed an amount equal to (A) four percent (4%) in any twelve month period and (B) a cumulative amount on an aggregate basis of ten percent (10%) determined in each case based on an amount equal to the quotient of (i) the sum of the aggregate Net Book Value as of the last day of each of the four (4) immediately preceding Collection Periods, divided by (ii) four (4); or

(viii)        sales to an Affiliate of the Issuer of one or more Managed Containers included in the calculation of the Asset Base not otherwise addressed in clause (vii), so long as (x) after giving effect to each such sale, no Early Amortization Event nor an Event of Default is then continuing or would result from a sale of such Managed Containers, (y) the cash sales proceeds realized by the Issuer from such sale of Managed Containers shall equal or exceed an amount equal to the greater of (A) the sum of the then Net Book Values of all such sold Managed Containers and (B) the sum of the then Fair Market Value of all such sold Managed Containers, and (z) the Indenture Trustee shall have received a written confirmation from counsel to the Issuer confirming that sales shall not change the conclusions set forth in its previously delivered Opinions of Counsel regarding true sale and nonconsolidation.

(b)           claim any credit on, make any deduction from the principal, premium, if any, or interest payable in respect of the Notes (other than amounts properly withheld from such payments under any Applicable Law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any of the Collateral;

(c)           (i) permit the validity or effectiveness of this Indenture to be impaired, or (ii) permit the Lien of this Indenture with respect to the Collateral (excluding any Interest Rate Hedge Agreement) to be subordinated, terminated or discharged, except as permitted with respect to a sale of such Collateral made in accordance with Section 404, this Section 606 or Article VII hereof or upon payment in full of all Aggregate Outstanding Obligations, (iii) amend or waive the limitation set forth in the second sentence of Section 624 without the consent of the Control Party for each Series of Notes then Outstanding, or (iv) permit any Person to be released from any covenants or obligations with respect to such Collateral (excluding any Interest Rate Hedge Agreement), except as may be expressly permitted by the Management Agreement or the Contribution and Sale Agreement;

(d)           permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof other than the Lien created pursuant to this Indenture;

(e)           permit the Lien of this Indenture not to constitute a valid first priority perfected security interest in the Collateral;

(f)            fail to maintain the registration of this Indenture or any Supplement with the Office of the Registrar of Companies of Bermuda or fail to maintain the effectiveness of any required UCC financing statements filed in the applicable jurisdictions; or

(g)           for purposes of the Asset Base calculation only (and not with respect to GAAP accounting matters), revise the Depreciation Policy with respect to the Managed Containers in such a way as to shorten the period of depreciable life or reduce the amount of depreciation expense that would be recorded in any year from that which would have been recorded pursuant to the Depreciation Policy then in effect without obtaining in each such instance (i) the prior written consent of the Requisite Global Majority and (ii) evidence that the Rating Agency Condition shall have been satisfied.

Section 607.           Non-Consolidation of Issuer.

(a)           The Issuer shall be operated in such a manner that it shall not be substantively consolidated with the estate of any other Person in the event of the bankruptcy or insolvency of the Issuer or such other Person.  Without limiting the foregoing, the Issuer shall (1) conduct its business in its own name, (2) except as required for reporting with the Securities and Exchange Commission or for GAAP accounting with respect to Manager's and CAI's publicly-disclosed financial results, maintain its books, records and bank accounts separate from those of any other Person, (3) not commingle its funds with those of any other Person (except as contemplated by the Intercreditor Collateral Agreement and for any commingling of monies attributable to the Managed Containers that are on deposit in the Manager Collection Account until such time as such monies are transferred to the Trust Account in accordance with the terms of the Management Agreement), (4) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and, to the extent that the Issuer’s assets, liabilities, expenses, revenues, and other financial information are required to be included in any consolidated financial statement, a note will be included in such financial statements that indicates that the Issuer is a separate legal entity from the other members of the consolidated group, its assets are not assets of any other member of the consolidated group, and its assets are not available to the creditors of any other member of the consolidated group, (5) other than with respect to Manager Advances, pay its own liabilities and expenses out of its own funds, (6) enter into a transaction with an Affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm’s length transaction with a Person or entity that is not an Affiliate (provided, any transaction between the Issuer and an Affiliate pursuant to the Management Agreement, the Contribution and Sale Agreement shall be deemed to have satisfied this clause (6)), (7) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, (8) hold itself out as a separate entity and maintain adequate capital in light of its contemplated business operations and (9) observe all other organizational formalities.

(b)           Notwithstanding any provision of law which otherwise empowers the Issuer, the Issuer shall not (1) hold itself out as being liable for the debts of any other Person, (2) act other than in its corporate name and through its duly authorized officers or agents, (3) engage in any joint activity or transaction of any kind with or for the benefit of any Affiliate including any of the transactions described in Section 611 hereof, except (i) payment of lawful distributions to its members and (ii) the execution, delivery and performance of the Management Agreement, (4) enter into any transaction that is prohibited pursuant to the provisions of Section 610 herein or (5) take any other action that would be inconsistent with maintaining the separate legal identity of the Issuer or engage in any other activity not contemplated by this Indenture and the Related Documents.

Section 608.           No Bankruptcy Petition.

The Issuer shall not (1) commence any Insolvency Proceeding seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

Section 609.           Liens.

The Issuer shall not (i) permit any Lien (except any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the Proceeds thereof; or (ii) permit the Lien of this Indenture not to constitute a valid first priority security interest in the Collateral.

Section 610.           Other Indebtedness.

The Issuer shall not contract for, create, incur, assume or suffer to exist any Indebtedness except (i) any Notes issued pursuant to this Indenture or any Supplement issued hereunder, (ii) obligations incurred in accordance with the terms of the Related Documents including, without limitation, Manager Advances and Management Fees incurred in accordance with the terms of the Management Agreement, (iii) trade payables and expense accruals incurred in the ordinary course and which are incidental to the purposes permitted pursuant to the Issuer’s charter documents and (iv) Interest Rate Hedge Agreements required or permitted pursuant to the terms of the related Supplement.  For the avoidance of doubt, the Issuer shall not incur any Indebtedness for borrowed money other than pursuant to clauses (i) and (iv) of this Section 610.

Section 611.           Guarantees, Loans, Advances and Other Liabilities.

The Issuer will not make any loan, advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing, or otherwise), endorse (except for the endorsement of checks for collection or deposit) or otherwise become contingently liable, directly or indirectly, in connection with the obligations, shares, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any share, stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 612.           Consolidation, Amalgamation, Merger and Sale of Assets; Ownership of the Issuer.

(a)           The Issuer shall not consolidate with, amalgamate or merge with or into any other Person or sell, convey, transfer or lease all or substantially all of its assets, whether in a single transaction or a series of transactions, to any Person, except for (i) any such sale, conveyance or transfer contemplated in this Indenture or any Supplement issued hereunder and (ii) any Lease of a Managed Container in accordance with the terms of the Management Agreement.

(b)           The obligations of the Issuer hereunder shall not be assignable nor shall any Person succeed to the obligations of the Issuer hereunder except in each case in accordance with the provisions of this Indenture.

(c)           The Issuer shall give prior written notice to the Rating Agencies of any action pursuant to this Section 612.

Section 613.           Other Agreements.

The Issuer will not after the date of the issuance of the Notes enter into or become a party to any agreements or instruments other than (i) this Indenture, the Supplements, the Contribution and Sale Agreement, the Management Agreement, the Note Purchase Agreement, the other Related Documents for any Series of Notes and any agreements or instruments contemplated under the foregoing agreements listed in this clause (i), (ii) any agreement pursuant to which the Issuer issues additional shares to any other Person, (iii) any indemnification agreements with officers and directors of the Issuer provided that any payments owing by the Issuer thereunder shall be payable only to the extent set forth in Section 302 hereof, (iv) any agreement among the Issuer and one or more Affiliates with respect to the payment and accounting treatment of routine administrative expenses incurred by or on behalf of the Issuer in the normal course of its business, (v) any Interest Rate Hedge Agreement required or permitted pursuant to the terms of the related Supplement, (vi) the Intercreditor Collateral Agreement and (vii) any other agreement(s) contemplated by any Related Document, including, without limitation, any agreement(s) for disposition of the Transferred Assets permitted by Sections 404, 606(a), 804 or 816 hereof and any agreement(s) for the sale, repurchase, lease or re-lease of a container made in accordance with the provisions of the Contribution and Sale Agreement or the Management Agreement.  In addition, the Issuer will not amend, modify or waive any provision of the Contribution and Sale Agreement, the Management Agreement or any other Related Documents or give any approval or consent or permission provided for therein without the prior written consent of the requisite Persons set forth in the Contribution and Sale Agreement, the Management Agreement or such other Related Documents, respectively, except to the extent such waiver, modification or amendment is permitted pursuant to the terms of such agreement.

Section 614.           Charter Documents.

The Issuer will not amend or modify its memorandum of association or bye-laws or issue shares to any Person other than CAL, in each case, without (i) the prior written consent of the Requisite Global Majority and (ii) the prior written notice to the Rating Agencies and satisfaction of the Rating Agency Condition.

Section 615.           Capital Expenditures.

The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty), except for (a) acquisition of additional containers made in accordance with the terms of the Management Agreement or (b) capital improvements to the containers in the ordinary course of its business and in accordance with the Management Agreement.

Section 616.           Permitted Activities.

The Issuer will not engage in any activity or enter into any transaction except as permitted under its memorandum of association or bye-laws as in effect on the date on which this Indenture is executed.  The Issuer will observe all organizational and managerial procedures required by its constitutional documents and Applicable Law.  The Issuer shall (i) keep complete minutes of the meetings and other proceedings of the Issuer and (ii) continuously maintain the resolutions, agreements and other instruments underlying the transaction contemplated by the Related Documents.

Section 617.           Investment Company.

The Issuer will conduct its operations in a manner which will not subject it to registration as an “investment company” under the Investment Company Act of 1940, as amended.

Section 618.           Payments of Collateral.

If the Issuer shall receive from any Person any payments with respect to the Collateral (to the extent such Collateral has not been released from the Lien of this Indenture in accordance with Section 404 hereof), the Issuer shall receive such payment in trust for the Indenture Trustee, as secured party hereunder, and subject to the Indenture Trustee’s security interest and shall, by not later than one Business Day after receipt thereof, deposit such payment in the Trust Account.

Section 619.           Notices.

The Issuer shall notify the Indenture Trustee, the Administrative Agent, each Rating Agency, each Interest Rate Hedge Provider and the Manager Transfer Facilitator (but in the case of the Manager Transfer Facilitator only with respect to the occurrence of an Event of Default under the Management Agreement) in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(a)           Event of Default.  The occurrence of an Event of Default and any acceleration of any Notes hereunder;

(b)           Litigation.  The institution of any litigation, arbitration proceeding or Proceeding before any Governmental Authority which might reasonably be expected to have or result in a Material Adverse Change;

(c)           Material Adverse Change.  The occurrence of a Material Adverse Change;

(d)           Other Events.  The occurrence of an Early Amortization Event or such other events that may, with the giving of notice or the passage of time or both, constitute an Event of Default; and

(e)           Management Agreement.  The occurrence of an “Event of Default” under the Management Agreement.

Section 620.           Books and Records.  The Issuer shall, and shall cause the Manager to, maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.  In connection with each transfer of Transferred Assets, the Issuer shall report, or cause to be reported, on its financial records the transfer of the Transferred Assets as a purchase under GAAP.  The Issuer will ensure that no financial statement, nor any consolidated financial statements of the Issuer, suggests that the assets of the Issuer are available to pay the debts of either of the Sellers, the Manager, or any of their Affiliates.

Section 621.           Taxes.  The Issuer shall, or shall cause the Manager to, pay when due, all of its taxes, unless and only to the extent that Issuer is contesting such taxes in good faith and by appropriate Proceedings and Issuer has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

Section 622.           Subsidiaries.  The Issuer shall not create any Subsidiaries.

Section 623.           Investments.  The Issuer shall not make or permit to exist any Investment in any Person except for Investments in Eligible Investments made in accordance with the terms of this Indenture.

Section 624.           Use of Proceeds.  The Issuer shall use the proceeds of the Notes only for general corporate purposes including the purchase of the Managed Containers, the distribution of dividends, paying down debt  and paying the costs of the issuance of the Notes.  In addition, Issuer shall not permit any proceeds of the Notes to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying any margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, and shall furnish to each Holder, upon its request, a statement in conformity with the requirements of Regulation U.

Section 625.           Purchase of Additional Containers.

The Issuer shall not use funds classified as an Issuer Expense to purchase additional Containers.

Section 626.           Financial Statements.

The Issuer shall deliver (or shall cause the Manager to deliver) to the Indenture Trustee, each Rating Agency and the Administrative Agent, (a) quarterly financial statements of each of (i) the Issuer, and (ii) CAI and its consolidated Subsidiaries, in each case within sixty (60) days of the end of each fiscal quarter (commencing with the fiscal quarter ended September 30, 2011), and (b) annual financial statements of each of (i) the Issuer, and (ii) CAI and its consolidated Subsidiaries, in each case audited by their regular Independent Accountants, within one hundred twenty (120) days of the end of each fiscal year ending on and after December 31, 2010.  All financial statements shall be prepared in accordance with GAAP.  For so long as CAI files its financial statements with the U.S. Securities and Exchange Commission, CAI will be deemed to have delivered its financial statements upon the filing of such financial statements with the U.S. Securities and Exchange Commission.  Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 627.           OFAC.

The Issuer shall not (i) in a manner which would violate the laws of the United States, other than pursuant to a license issued by OFAC, lease, or consent to any sublease of, any of the Containers to any Person that is a Prohibited Person or (ii) derive any of its assets or operating income from investments in or transactions with any such Prohibited Person. If the Issuer obtains knowledge that a Container is subleased to a Prohibited Person or located or used in a Prohibited Jurisdiction in a manner which would violate the laws of the United States (other than pursuant to a license issued by OFAC), then the Issuer shall, within ten (10) Business Days after obtaining knowledge thereof, remove such Container from the Asset Base for so long as such condition continues.

Section 628.           UNIDROIT Convention.

The Issuer shall comply with the terms and provisions of the UNIDROIT Convention or any other internationally recognized system for recording interests in or liens against shipping containers at the time that such convention is adopted by the container leasing industry.

Section 629.           Other Information.

For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer will, and shall cause Manager to, (i) provide or cause to be provided to any Holder of Notes and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (ii) update such information to prevent such information from becoming materially false and materially misleading in a manner adverse to any Noteholder.

Section 630.           Separate Identity.

The Issuer will be operated, or will cause itself to be operated, so that the Issuer will not be substantively consolidated with CAI, the Manager or any of their Affiliates.

Section 631.           Amendment of Intercreditor Collateral Agreement; Termination of Management Agreement.

(a)           Prior to the initial Funding Date of the first Series of Notes, the Issuer shall not, without the prior written consent of the Requisite Global Majority, consent to any amendment, modification or revision to the Intercreditor Collateral Agreement except any amendment, modification or revision: (i) to add parties to the Intercreditor Agreement pursuant to an Investor Supplemental Agreement, Non-Revolving Lender Supplemental Agreement or a CAI Subsidiary Supplemental Agreement; and (ii) that do not adversely affect any Noteholder’s priority of payments shall not be deemed such an amendment, modification or revision, so long as an Opinion of Counsel has been delivered to the Indenture Trustee, stating that such amendment of the Intercreditor Collateral Agreement not requiring consent of the Requisite Global Majority, does not adversely affect any Noteholder’s priority of payments, together with an Officer’s Certificate of the Issuer as to the facts surrounding such amendment on which such Opinion of Counsel is based.

(b)           The Issuer shall not amend, modify or terminate the Management Agreement or the Contribution and Sale Agreement except in accordance with the terms of such agreement.

ARTICLE VII

DISCHARGE OF INDENTURE; PREPAYMENTS

Section 701.           Full Discharge.

Upon payment in full of the Aggregate Outstanding Obligations, the Indenture Trustee shall, at the request and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be requisite to evidence the satisfaction and discharge of this Indenture and the security hereby created with respect to the applicable Series, and to release the Issuer from its covenants contained in this Indenture and the related Supplement with respect to such Series.  In connection with the satisfaction and discharge of the Indenture the Indenture Trustee shall be provided with and shall be entitled to conclusively rely upon an Opinion of Counsel stating that such satisfaction and discharge is authorized and permitted.

Section 702.           Prepayment of Notes.

(a)           Mandatory Prepayments.  Unless otherwise specified in a Supplement, the Issuer shall be required to prepay the then unpaid principal balance of all, or a portion of, one or more Series of Notes then Outstanding if, on any Payment Date, the then Aggregate Principal Balance exceeds the Asset Base.  Such Prepayment shall be in the amount of such Asset Base Deficiency and shall be paid in accordance with the priority of payments set forth in Section 302 hereof. The calculations referred to herein shall be evidenced by the Manager Report received by the Indenture Trustee on any Determination Date.  Any such Prepayment shall be allocated, first to each Series of Warehouse Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of such Warehouse Notes, until the principal balances of all Warehouse Notes have been paid in full, and then to all Series of Term Notes then Outstanding on a pro rata basis, in proportion to the then unpaid principal balance of each such Series of Term Notes.  Notwithstanding the foregoing, if sufficient funds are not available to allow the Issuer to prepay the principal balance of the Warehouse Notes in an amount equal to the Asset Base Deficiency on such Payment Date, then the amount of any Supplemental Principal Payment Amount to be actually paid on such Payment Date shall be allocated among all Series of Notes then Outstanding (including the Term Notes) on a pro rata basis, in proportion to the then unpaid principal balance of such Notes.

(b)           Voluntary Prepayments.  So long as no Early Amortization Event is then continuing, the Issuer may, from time to time, make an optional Prepayment of principal of the Notes of a Series at the times, in the amounts and subject to the conditions and limitations set forth in the Supplement for the Series of Notes to be prepaid.  If an Early Amortization Event is then continuing, all optional Prepayments made in accordance with the provisions of this Section 702(b) shall be applied in accordance with the applicable provisions of Section 302 hereof.  The Issuer shall promptly confirm any telephonic notice of prepayment in writing.  Any optional Prepayment of principal made by the Issuer pursuant to this Section 702(b) shall also include accrued interest to the date of the prepayment on the amount being prepaid.  Any optional Prepayment made pursuant to the provisions of this Section 702(b) shall be accomplished by a deposit of funds directly into the Trust Account and, unless otherwise specified in the Supplement for any Series of Notes then Outstanding, may be applied by the Issuer to reduce the unpaid principal balance of one or more Series of Notes then Outstanding, such Series to be selected in the sole discretion of the Issuer.  Notice of any voluntary prepayment of a Series of Term Notes to be made by the Issuer pursuant to the provisions of this Section 702(b) shall be given by the Issuer to the Indenture Trustee and, if applicable, the Series of Notes to be prepaid, not later than the tenth (10th) day prior to the date of such prepayment and not earlier than the Payment Date immediately preceding the date of such Prepayment.

(c)           Repayment of Eligible Interest Rate Hedge Providers.  If the Issuer has elected to make a voluntary Prepayment in accordance with the provisions of Section 702(b) above or is required to make a Prepayment in accordance with the provisions of Section 702(a) above, then in addition to such Prepayment, the Issuer shall pay such amount, including any termination payments, necessary (in each case as determined by the Administrative Agent and after taking account of payment priorities set forth in Section 302 hereunder) to reduce the aggregate notional balance of all outstanding transactions under the Interest Rate Hedge Agreements then in effect to the level required under the related Supplement and not in excess of such requirements by more than the amounts set forth in Section 411(b)(ii) of the related Supplement.  So long as no Early Amortization Event or Event of Default is then continuing, the Issuer (or the Manager on its behalf) may exercise its discretion in selecting the specific transactions and the notional amounts thereof to be terminated.  If an Early Amortization Event or Event of Default is then continuing the outstanding transactions will be terminated on a pro rata basis, based on the respective notional amounts for each remaining calculation period so that the remaining notional amounts for all future calculation periods under such transactions shall comply with the requirements of the related Supplement and not exceed such requirements by more than the amounts set forth in the related Supplement.

(d)           Adjustment of Prospective Minimum Principal Payment Amounts and Scheduled Principal Payment Amounts.  In the event that the Issuer makes a prepayment of less than all of the aggregate unpaid principal balance of any Series of Term Notes in accordance with the provisions of Section 702(a) or Section 702(b), then the Issuer shall promptly (but in any event within five (5) Business Days after the date on which such Prepayment is made) thereafter recalculate (subject to verification by the Indenture Trustee) the Minimum Principal Payment Amount and Scheduled Principal Payment Amount for each future Payment Date for each such Series of Notes being prepaid by an amount equal to the quotient of (i) the aggregate amount of the prepayment received by such Series divided by (ii) the number of remaining Payment Dates to and including, (A) the Legal Final Payment Date (with respect to the Minimum Principal Payment Amount) or (B) the Expected Final Payment Date (with respect to the Scheduled Principal Payment Amount), for such Series of Notes.

Section 703.           Unclaimed Funds.

In the event that any amount due to any Noteholder remains unclaimed, the Issuer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal notice that such money remains unclaimed.  Any such unclaimed amounts shall not be invested by the Indenture Trustee (notwithstanding the provisions of Section 303 hereof) and no additional interest shall accrue on the related Note subsequent to the date on which such funds were available for distribution to such Noteholder.  Any such unclaimed amounts shall be held by the Indenture Trustee in trust until the latest of (i) two (2) years after the date of the publication described in the second preceding sentence, (ii) the date all other registered Noteholders of such Series shall have received full payment of all principal, interest, premium, if any, and other sums payable to them on such Notes or the Indenture Trustee shall hold (and shall have notified the registered Noteholders that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due and (iii) the date the Issuer shall have fully performed and observed all its covenants and obligations contained in this Indenture and the related Supplement with respect to such Series of Notes.  Thereafter, any such unclaimed amounts shall be paid to the Issuer by the Indenture Trustee on written demand; and thereupon each of the Indenture Trustee and the Issuer shall be released from all further liability with respect to such monies, and thereafter the registered Noteholders in respect of which such monies were so paid to the Issuer shall have no rights in respect thereof.

ARTICLE VIII

DEFAULT PROVISIONS AND REMEDIES

Section 801.           Event of Default.

“Event of Default”, wherever used herein with respect to any Series of Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority):

(i)            default in (A) the payment on any Payment Date of any interest or premium, if any, then due and payable on any Series of Notes, (B) the payment on the applicable Legal Final Payment Date of the then unpaid principal balance of any Series of Notes, or (C) any Indenture Trustee’s Fees then due and payable;

(ii)           default in the payment of other amounts not dealt with in clause (i) above owing to the Noteholders of any Series, and the continuation of such default for more than three (3) Business Days after the same shall have become due and payable in accordance with the terms of such Notes, this Indenture, the related Supplement or any other Related Documents;

(iii)           default by the Issuer in the performance, or breach by the Issuer of, a covenant of the Issuer set forth in Section 606, 607 (except clause (a)(4), 608, 609, 610, 611, 612, 613, 614, 615, 616, 622, 623, 627 or 631 of this Indenture and, if curable, such condition continues unremedied for fifteen (15) days;

(iv)           default in the performance, or breach, of any covenant of the Issuer or the Seller in any Related Document (to the extent such breach is not otherwise addressed in this Section 801) which breach materially and adversely affects the interest of any Noteholder or any Interest Rate Hedge Provider, and continues for a period of thirty (30) days after the earliest of (i) any Authorized Officer of the Issuer or the Seller, as the case may be, first acquiring knowledge thereof, (ii) the Indenture Trustee’s giving written notice thereof to the Issuer or the Seller, as the case may be, or (iii) any Noteholder giving written notice thereof to the Issuer or the Seller, as the case may be, and the Indenture Trustee; provided, however, that if the Issuer or the Seller, as the case may be, is diligently attempting to effect such cure at the end of such thirty (30) day period, the Issuer or the Seller, as the case may be, shall be entitled to an additional thirty (30) day period in which to complete such cure.

(v)           any representation or warranty of the Issuer or the Seller made in any Related Document shall prove to be incorrect in any material respect as of the time when the same shall have been made which breach materially and adversely affects the interest of any Noteholder, any Interest Rate Hedge Provider and continues and, if capable of cure, the continuance of such condition for a period of thirty (30) days after the earliest of (i) any Authorized Officer of the Issuer or the Seller, as the case may be, first acquiring knowledge thereof, (ii) the Indenture Trustee’s giving written notice thereof to the Issuer or the Seller, as the case may be, or (iii) any Noteholder giving written notice thereof to the Issuer or the Seller, as the case may be, and the Indenture Trustee; provided, however, that if the Issuer or the Seller, as the case may be, is diligently attempting to effect such cure at the end of such thirty (30) day period, the Issuer or the Seller, as the case may be, shall be entitled to an additional thirty (30) day period in which to complete such cure;

(vi)           the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in any involuntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Issuer or for any substantial part of its properties, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days;

(vii)         the commencement by the Issuer of a voluntary case under any applicable Insolvency Law, or other similar law now or hereafter in effect, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer or any substantial part of its properties, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as they become due, or the taking of any action by the Issuer in furtherance of any such action;

(viii)         all of the following conditions shall have occurred: (A) a Manager Default shall have occurred and shall not have been remedied, waived or cured for a period of sixty (60) days after the earliest of (i) any Authorized Officer of the Issuer, the Manager or the Seller, as the case may be, first acquiring knowledge thereof, (ii) the Indenture Trustee’s giving written notice thereof to the Issuer, the Manager or the Seller, as the case may be, or (iii) any Noteholder giving written notice thereof to the Issuer, the Manager or the Seller, as the case may be, and the Indenture Trustee, (B) the Indenture Trustee (acting at the direction of the Requisite Global Majority) shall have directed the Issuer in writing, with a copy of such written direction delivered to the Manager (the “Replacement Request”), to appoint a Replacement Manager for the Terminated Containers in accordance with the terms of the Management Agreement, and (C) a Replacement Manager shall not have been appointed and assumed the management of all Terminated Containers pursuant to a management agreement reasonably acceptable to the Requisite Global Majority by the date which is sixty (60) days after the date on which such Manager Default initially occurred;

(ix)           the Indenture Trustee shall fail to have a first priority perfected security interest in the Collateral (unless waived by the Requisite Global Majority);

(x)           as of any date of determination, the Aggregate Principal Balance shall exceed the sum of (A) the product of (i) one hundred percent (100%) and (ii) the Aggregate Asset Value, plus (B) the product of (i) one hundred percent (100%) and (ii) the then current balance on deposit in  the Restricted Cash Account;

(xi)           the Issuer is required to register as an Investment Company under the Investment Company Act of 1940, as amended;

(xii)           the occurrence of a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan maintained by the Issuer as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement that it be notified thereof, or the occurrence of any event or condition with respect to a Plan which reasonably could be expected to result in any liability in excess of $250,000 or which actually results in the imposition of a Lien on the assets of the Issuer;

(xiii)           any event, or series of events, by which CAI shall own, directly or indirectly, less than seventy percent (70%) of the Capital Stock of CAL; or

(xiv)           any event, or series of events, by which CAL shall own, directly or indirectly, less than one hundred percent (100%) of the Capital Stock of the Issuer.

The occurrence of an Event of Default with respect to one Series of Notes, except to the extent waived in accordance with Section 813 hereof, shall constitute an Event of Default with respect to all other Series of Notes then Outstanding unless the related Supplement with respect to each such Series of Notes shall specifically provide to the contrary.

Section 802.           Acceleration of Stated Maturity; Rescission and Annulment.

(a)           Upon the occurrence of an Event of Default of type described in paragraph (vi) or (vii) of Section 801, the unpaid principal balance of, and accrued interest on, all Series of Notes, together with all other amounts then due and owing to the Noteholders and each Interest Rate Hedge Provider shall become immediately due and payable without further action by any Person.  Except as set forth in the immediately preceding sentence, if an Event of Default under Section 801 occurs and is continuing, then and in every such case the Indenture Trustee may, and shall at the direction of any of (A) any affected Noteholder in accordance with Section 808 or (B) the Requisite Global Majority in all other instances, declare the principal of and accrued interest on all Notes of all Series then Outstanding to be due and payable immediately, by a notice in writing to the Issuer and to the Indenture Trustee given by the Requisite Global Majority, and upon any such declaration such principal and accrued interest shall become immediately due and payable.

(b)           At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Requisite Global Majority, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i)           the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A)           all of the installments of interest and premium on and, if the Legal Final Payment Date has occurred with respect to any Series, principal of all Notes of such Series which were overdue prior to the date of such acceleration;

(B)           to the extent that payment of such interest is lawful, interest at the applicable Overdue Rate on the amounts set forth in clause (A) above;

(C)           all sums paid or advanced by the Indenture Trustee hereunder or the Manager and the reasonable compensation, out-of-pocket expenses, disbursements and advances of the Indenture Trustee, its agents and counsel incurred in connection with the enforcement of this Indenture;

(D)           all scheduled payments due under any Interest Rate Hedge Agreement, together with interest thereon in accordance with the terms thereof, and

(ii)           all Events of Default, other than the nonpayment of the principal of or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 813 hereof.

No such rescission with respect to any Event of Default shall affect any subsequent Event of Default or impair any right consequent thereon, nor shall any such rescission affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 803.           Collection of Indebtedness.

The Issuer covenants that, if an Event of Default occurs and is continuing and a declaration of acceleration has been made under Section 802 and not rescinded, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Noteholders of all Series then Outstanding and each Interest Rate Hedge Provider, an amount equal to the sum of (i) the sum of (A) the whole amount then due and payable for all Series of Notes then Outstanding, (B) all amounts owing by the Issuer under any Interest Rate Hedge Agreement, and (C) such further amounts as shall be required to pay in full all of the Outstanding Obligations, including in each case, the costs and out-of-pocket expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee the Requisite Global Majority, their agents and counsel incurred in connection with the enforcement of this Indenture, and (ii) to the extent that the payment of such interest is lawful, interest on the amount set forth in clause (i) at the applicable Overdue Rate with respect to the Notes and at the applicable default rate as set forth in the related Interest Rate Hedge Agreements or other Related Documents.

Section 804.           Remedies.

If an Event of Default shall occur and be continuing, the Indenture Trustee, by such officer or agent as it may appoint, shall notify each Noteholder, the Administrative Agent, each Interest Rate Hedge Provider and the applicable Rating Agencies, if any, of such Event of Default.  So long as an Event of Default is continuing, the Indenture Trustee may, and shall if instructed by the Requisite Global Majority in each instance:

(i)             institute any Proceedings, in its own name and as trustee of an express trust, for the collection of all amounts then due and payable on the Notes of all Series or under this Indenture or the related Supplement with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral and any other assets of the Issuer any monies adjudged due;

(ii)           subject to the quiet enjoyment rights of any lessee of a Managed Container, sell (including any sale made in accordance with Section 816 hereof), hold or lease the Collateral or any portion thereof or rights or interest therein, at one or more public or private transactions conducted in any manner permitted by law;

(iii)           institute any Proceedings from time to time for the complete or partial foreclosure of the Lien created by this Indenture with respect to the Collateral;

(iv)           institute such other appropriate Proceedings to protect and enforce any other rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy;

(v)           exercise any remedies of a secured party under the UCC or any Applicable Law and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders hereunder;

(vi)           appoint a receiver or a manager over the Issuer or its assets; and

(vii)           if a Manager Default is then continuing, terminate the Management Agreement in accordance with its terms.

Section 805.           Indenture Trustee May Enforce Claims Without Possession of Notes.

(a)           In all Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

(b)           All rights of action and claims under this Indenture, the related Supplement or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of such Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, and disbursements incurred and advances made, by the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes, subject to the subordination of payments among Classes of a particular Series as set forth in the related Supplement.

Section 806.           Allocation of Money Collected.  If the Notes of all Series have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded or annulled, any money collected by the Indenture Trustee pursuant to this Article or otherwise and any other monies that may be held or thereafter received by the Indenture Trustee as security for such Notes shall be applied, to the extent permitted by law, in the following order, at the date or dates fixed by the Indenture Trustee:

FIRST:  To the payment of all amounts due the Indenture Trustee under Section 905 hereof; and

SECOND:  Any remaining amounts shall be distributed in accordance with Section 302(c)(III) hereof.

Section 807.           Limitation on Suits.

Except as permitted pursuant to Section 808 hereof, no Noteholder shall have the right to institute any Proceeding, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)             such Holder has previously given written notice to the Indenture Trustee and the Requisite Global Majority of a continuing Event of Default;

(ii)            the Requisite Global Majority shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)           such Holder or Holders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)           the Indenture Trustee has, for thirty (30) days after its receipt by a Corporate Trust Officer of such notice, request and offer of security or indemnity, failed to institute any such Proceeding; and

(v)           no direction inconsistent with such written request has been given to the Indenture Trustee during such thirty (30) day period by the Requisite Global Majority;

it being understood and intended that no one or more Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or to seek to obtain priority or preference over any other Noteholder (except to the extent provided in the related Supplement) or to enforce any right under this Indenture, except in the manner herein provided and for the benefit of all Noteholders.

Section 808.           Unconditional Right of Holders to Receive Principal, Interest and Commitment Fees.

Notwithstanding any other provision of this Indenture, each Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest, commitment fees and premiums in respect of such Note as such principal, interest and commitment fees becomes due and payable in accordance with the provisions of this Indenture and the related Supplement and to institute any Proceeding for the enforcement of such payment, and such rights shall not be impaired without the consent of such Holder.

Section 809.           Restoration of Rights and Remedies.

If the Indenture Trustee, any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture or the related Supplement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee, or to such Holder, then and in every such case, subject to any determination in such Proceeding, the Issuer, the Indenture Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such Proceeding had been instituted.

Section 810.           Rights and Remedies Cumulative.

No right or remedy conferred upon or reserved to the Indenture Trustee, any Interest Rate Hedge Provider or to the Holders pursuant to this Indenture or any Supplement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 811.           Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee, any Interest Rate Hedge Provider or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee, any Interest Rate Hedge Provider, or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by any Interest Rate Hedge Provider, or by the Holders, as the case may be.

Section 812.           Control by Requisite Global Majority.

(a)           Upon the occurrence of an Event of Default, the Requisite Global Majority shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, provided that (i) such direction shall not be in conflict with any rule of law or with this Indenture, including, without limitation, Section 804 hereof and (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

(b)           Notwithstanding the grant of a security interest to secure the Outstanding Obligations owing to the Indenture Trustee, for the benefit of the Noteholders and each Interest Rate Hedge Provider, all rights to direct actions or to exercise rights or remedies under this Indenture or the UCC (including those set forth in Section 804 hereof) shall be vested solely in the Requisite Global Majority and, by accepting the benefits of this Indenture, each Noteholder and Interest Rate Hedge Provider acknowledges such statement; provided, however, that nothing contained herein shall constitute a modification of Section 808, Section 813(b) or Section 816(d) hereof.

Section 813.           Waiver of Past Defaults.

(a)           The Requisite Global Majority may, on behalf of all Noteholders of all Series, waive any past Event of Default and its consequences, except an Event of Default:

(i)            in the payment of (x) the principal balance of any Note on the Legal Final Payment Date or (y) interest on any Note of any Series on any Payment Date, all of which defaults can be waived solely by the affected Noteholder, or

(ii)           in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all the Noteholders of all Series pursuant to Section 1002 of this Indenture.

(b)           Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon nor affect any Interest Rate Hedge Agreement which has been terminated in accordance with its terms.

Section 814.           Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or any Holder or group of Holders, holding in the aggregate more than ten percent (10%) of the aggregate principal balance of the Notes of all Series then Outstanding, or (ii) to any suit instituted by any Holder for the enforcement of (x) the payment of interest on any Notes on any Payment Date or (y) the payment of the principal of any Note on or after the Legal Final Payment Date of such Note.

Section 815.           Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 816.           Sale of Collateral.

(a)           The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 804 hereof shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or the Aggregate Outstanding Obligations shall have been paid in full.  The Indenture Trustee at the written direction of the Requisite Global Majority may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

(b)           Upon any Sale, whether made under the power of sale hereby given or under judgment, order or decree in any Proceeding for the foreclosure or involving the enforcement of this Indenture:  (i) the Indenture Trustee, at the written direction of the Requisite Global Majority, may bid for and purchase the property being sold, and upon compliance with the terms of such Sale may hold, retain and possess and dispose of such property in accordance with the terms of this Indenture; and (ii) the receipt of the Indenture Trustee or of any officer thereof making such Sale shall be a sufficient discharge to the purchaser or purchasers at such Sale for its or their purchase money, and such purchaser or purchasers, and its or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Indenture Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misappropriation or non-application thereof.

(c)           The Indenture Trustee shall execute and deliver an appropriate instrument of conveyance provided to it transferring its interest in any portion of the Collateral in connection with a Sale thereof.  In addition, the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest (subject to lessee’s rights of quiet enjoyment) in any portion of the Collateral in connection with a Sale thereof, and to take all action necessary to effect such Sale.  No purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(d)           The right of the Indenture Trustee to sell, transfer or otherwise convey any Interest Rate Hedge Agreement or any transaction outstanding thereunder, or to exercise foreclosure rights with respect thereto shall be subject to compliance with the provisions of the applicable Interest Rate Hedge Agreement.

Section 817.           Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes under this Indenture or any Supplement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture or any Supplement.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee, any Interest Rate Hedge Provider or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.

ARTICLE IX

CONCERNING THE INDENTURE TRUSTEE

Section 901.           Duties of Indenture Trustee.

The Indenture Trustee, prior to the occurrence of an Event of Default with respect to any Series or after the cure or waiver of any Event of Default with respect to any Series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the related Supplement and no duties shall be inferred or implied.  If an Event of Default with respect to any Series has occurred and is continuing, the Indenture Trustee, at the written direction of the Requisite Global Majority, shall exercise such of the rights and powers vested in it by this Indenture and the related Supplement, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provisions of this Indenture and any applicable Supplement, shall determine whether they are substantially in the form required by this Indenture and any applicable Supplement; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished pursuant to this Indenture and any applicable Supplement.

No provision of this Indenture or any Supplement shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)           Prior to the occurrence of an Event of Default and after the cure or waiver of any Event of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and any Supplements issued pursuant to the terms hereof. The Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and any Supplements issued pursuant to the terms hereof, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates, statements, reports, documents, orders, opinions or other instruments (whether in their original or facsimile form) furnished to the Indenture Trustee and conforming to the requirements of this Indenture and any Supplements issued pursuant to the terms hereof;

(ii)           The Indenture Trustee shall not be liable for an error of judgment made in good faith by a Corporate Trust Officer or Corporate Trust Officers, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)           The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Requisite Global Majority relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 901.

Section 902.           Certain Matters Affecting the Indenture Trustee.

Except as otherwise provided in Section 901 hereof:

(i)           The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any Opinion of Counsel, certificate of an officer of the Issuer or the Manager, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)           The Indenture Trustee may consult with counsel of its selection and any advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance in reliance thereof;

(iii)           The Indenture Trustee shall be under no obligation to institute, conduct or defend any litigation or Proceeding hereunder or in relation hereto at the request, order or direction of the Requisite Global Majority, pursuant to the provisions of this Indenture, unless the Indenture Trustee shall have reasonable grounds for believing that it has security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)           The Indenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(v)           The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Requisite Global Majority; provided, however, that the Indenture Trustee may require reasonable security or indemnity satisfactory to it against any cost, expense or liability likely to be incurred in making such investigation as a condition to so proceeding.  The expense of any such examination shall be paid, on a pro rata basis, by the Noteholders of the applicable Series requesting such examination or, if paid by the Indenture Trustee, shall be reimbursed by such Noteholders upon demand;

(vi)           The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(vii)           The Indenture Trustee shall not be charged with knowledge of any Event of Default unless either a Corporate Trust Officer shall have actual knowledge or written notice of such shall have been given to a Corporate Trust Officer of the Indenture Trustee; and

(viii)           The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

The provisions of this Section 902 shall be applicable to the Indenture Trustee in its capacity as Indenture Trustee under this Indenture.

Section 903.           Indenture Trustee Not Liable.

(a)           The recitals contained herein (other than the representations and warranties contained in Section 911 hereof), in any Supplement and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness.  The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture, any Supplement, the Notes, the Collateral or of any Related Document.  The Indenture Trustee shall not be accountable for (i) the use or application by the Issuer of the proceeds of any Series or Class of Notes, and (ii) the use or application of any funds paid to the Issuer or the Manager in respect of the Collateral except for any payment in accordance with the Manager Report of amounts on deposit in any of the Trust Accounts.

(b)           The Indenture Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Managed Container, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of the Collateral to the Indenture Trustee or of any intervening assignment, the compliance by the Sellers or the Manager with any covenant or the breach by the Sellers or the Manager of any warranty or representation made hereunder, in any Supplement or in any Related Document or the accuracy of such warranty or representation, any investment of monies in the Trust Account, the Restricted Cash Account or any Series Account or any loss resulting therefrom (provided that such investments are made in accordance with the provisions of Section 303 hereof), or the acts or omissions of the Sellers or the Manager taken in the name of the Indenture Trustee.

(c)           The Indenture Trustee shall not have any obligation or liability under any Contract by reason of or arising out of this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Indenture Trustee of any payment relating to any Contract pursuant hereto, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer, the Sellers or the Manager under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

Section 904.           Indenture Trustee May Own Notes.

The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not Indenture Trustee; provided that such transaction shall not result in the disqualification of the Indenture Trustee for purposes of Rule 3a-7 under the Investment Company Act of 1940.

Section 905.           Indenture Trustee’s Fees, Expenses and Indemnities.

(a)           The Indenture Trustee Fees and Indenture Trustee Indemnified Amounts shall be paid by the Issuer in accordance with Sections 302 or 806 hereof.  The Issuer shall indemnify the Indenture Trustee (and any predecessor Indenture Trustee) and each of its officers, directors and employees for, and hold them harmless against, any and all loss, liability, damage claim or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself both individually and in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (the “Indenture Trustee Indemnified Amounts”).

(b)           The obligations of the Issuer under this Section 905 to compensate the Indenture Trustee, to pay or reimburse the Indenture Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Indenture Trustee, shall constitute Outstanding Obligations hereunder and shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge of this Indenture.

(c)           When the Indenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 801(vi) or Section 801(vii), the expenses and the compensation for the services are intended to constitute expenses of administration under Insolvency Law.

Section 906.           Eligibility Requirements for Indenture Trustee.

The Indenture Trustee hereunder shall at all times be a national banking association or a corporation, organized and doing business under the laws of the United States of America or any State, and authorized under such laws to exercise corporate trust powers.  In addition, the Indenture Trustee or its parent corporation shall at all times (i) have a combined capital and surplus of at least Two Hundred Fifty Million Dollars ($250,000,000), (ii) be subject to supervision or examination by Federal or state authority and (iii) have a long-term unsecured senior debt rating of “A2” or better by Moody’s and a long-term unsecured senior debt rating of “A” by Standard & Poor’s and short-term unsecured senior debt rating of “P-1” or better by Moody’s and a short-term unsecured senior debt rating of “A-2” by Standard & Poor’s.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 906, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 907 hereof.

Section 907.           Resignation and Removal of Indenture Trustee.

The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Manager, the Administrative Agent, each Interest Rate Hedge Provider and the Noteholders.  The Indenture Trustee may also be removed by the Issuer for any reason so long as no Default or Event of Default is occurring, provided that the Manager and the Requisite Global Majority agree to such removal, and such removal will not be effective until upon the acceptance by a successor Indenture Trustee of its appointment in accordance with the terms herein. Upon receiving such notice of resignation, the Issuer at the direction and subject to the consent of the Requisite Global Majority shall promptly appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Indenture Trustee, the Administrative Agent, each Interest Rate Hedge Provider and one copy to the successor Indenture Trustee.  If no successor Indenture Trustee shall have been so appointed by the Issuer or the proposed successor Indenture Trustee has not accepted its appointment within thirty (30) days after the giving of such notice of resignation or removal, the Requisite Global Majority may appoint a successor trustee or, if it does not do so within thirty (30) days thereafter, the resigning Indenture Trustee, with the consent of the Administrative Agent, may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Indenture Trustee, which successor trustee shall meet the eligibility standards set forth in Section 906.

If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 906 hereof and shall fail to resign after written request therefor by the Issuer at the direction of the Requisite Global Majority or the Administrative Agent, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Issuer at the direction of the Requisite Global Majority shall remove the Indenture Trustee and appoint a successor Indenture Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor Indenture Trustee as provided in Section 908 hereof.

Section 908.           Successor Indenture Trustee.

Any successor Indenture Trustee appointed as provided in Section 907 hereof shall execute, acknowledge and deliver to the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein.  The predecessor Indenture Trustee shall deliver to the successor Indenture Trustee all documents relating to the Collateral, if any, delivered to it, together with any amount remaining in the Trust Account, Restricted Cash Account and any other Series Accounts.  In addition, the predecessor Indenture Trustee and, upon request of the successor Indenture Trustee, the Issuer shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.

No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible under the provisions of Section 906 hereof and shall be acceptable to the Requisite Global Majority and each Interest Rate Hedge Provider.

Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the Issuer shall mail notice of the succession of such Indenture Trustee hereunder to all Noteholders at their addresses as shown in the registration books maintained by the Indenture Trustee and to each Interest Rate Hedge Provider.  If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture Trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 909.           Merger or Consolidation of Indenture Trustee.

Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 906 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 910.           Separate Indenture Trustees, Co-Indenture Trustees and Custodians.

If the Indenture Trustee is not capable of acting outside the United States or of exercising trust powers within the United States, it shall have the power from time to time to appoint (subject to the prior approval of the Rating Agencies, or, if any Series of Notes is not then rated, the Administrative Agent) one or more Persons or corporations to act either as co-trustees jointly with the Indenture Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any of the Collateral, when such separate trustee or co-trustee is necessary or advisable under any Applicable Laws or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any applicable jurisdiction.  The separate trustees, co-trustees, or custodians so appointed shall be trustees, co-trustees, or custodians for the benefit of all Noteholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Indenture Trustee.  The Issuer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee, co-trustee and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Indenture Trustee;

(ii)           all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee, co-trustee or custodian;

(iii)          the Indenture Trustee shall not be personally liable for any act or omission of any separate trustee, co-trustee or custodian appointed by the Indenture Trustee; and

(iv)          the Issuer or the Indenture Trustee may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian so appointed by it or them if such resignation or removal does not violate the other terms of this Indenture.

Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Indenture and the conditions of this Article.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be furnished to the Indenture Trustee and each Interest Rate Hedge Provider.

Any separate trustee, co-trustees, or custodian may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate trustee, co-trustee, or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or custodian.

No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 906 hereof and no notice to Noteholders of the appointment thereof shall be required under Section 908 hereof.

The Indenture Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Indenture Trustee’s obligations hereunder.

Section 911.           Representations and Warranties.

The Indenture Trustee hereby represents and warrants as of each Series Issuance Date that:

(a)           Organization and Good Standing.  The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the power to own its assets and to transact the business in which it is presently engaged;

(b)           Authorization.  The Indenture Trustee has the power, authority and legal right to execute, deliver and perform this Indenture and each Supplement and to authenticate the Notes, and the execution, delivery and performance of this Indenture and each Supplement and the authentication of the Notes has been duly authorized by the Indenture Trustee by all necessary corporate action;

(c)           Binding Obligations.  This Indenture and each Supplement, assuming due authorization, execution and delivery by the Issuer, constitutes the legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and the rights of trust companies in particular and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought, whether in a Proceeding at law or in equity;

(d)           No Violation.  The performance by the Indenture Trustee of its obligations under this Indenture and each Supplement will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or bylaws of the Indenture Trustee;

(e)           No Proceedings.  There are no Proceedings or investigations to which the Indenture Trustee is a party pending, or, to the best of its knowledge without independent investigation, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of this Indenture or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture or the Notes; and

(f)           Approvals.  Neither the execution or delivery by the Indenture Trustee of this Indenture nor the consummation of the transactions by the Indenture Trustee contemplated hereby requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any Governmental Authority under any existing federal or State of Minnesota law governing the banking or trust powers of the Indenture Trustee.

Section 912.           Indenture Trustee Offices.

The Indenture Trustee shall maintain in the State of Minnesota an office or offices or agency or agencies where Notes may be surrendered for registration of transfer or exchange, which office is currently located at the Corporate Trust Office, and shall promptly notify the Issuer, the Manager, each Interest Rate Hedge Provider and the Noteholders of any change of such location.

Section 913.           Notice of Event of Default.

If a Corporate Trust Officer shall have actual knowledge that an Event of Default with respect to any Series has occurred and be continuing, the Indenture Trustee shall promptly (but in any event within five (5) Business Days) give written notice thereof to the Noteholders, any Rating Agency, the Administrative Agent and each Interest Rate Hedge Provider.  For all purposes of this Indenture, in the absence of actual knowledge by a Corporate Trust Officer, the Indenture Trustee shall not be deemed to have actual knowledge of any Event of Default unless notified in writing thereof by the Issuer, the Seller, the Manager, the Administrative Agent or any Noteholder, and such notice references the applicable Series of Notes generally, the Issuer, this Indenture or the applicable Supplement.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 1001.           Supplemental Indentures Not Creating a New Series Without Consent of Holders.

(a)           Without the consent of any Holder and based on an Opinion of Counsel in form and substance reasonably acceptable to the Indenture Trustee to the effect that such Supplement is for one of the purposes set forth in clauses (i) through (vii) below, the Issuer and the Indenture Trustee, at any time and from time to time, may, with the consent of each affected Interest Rate Hedge Provider (if such proposed amendment would adversely affect the rights, duties or immunities of such Interest Rate Hedge Provider under this Indenture or otherwise), enter into one or more Supplements in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)             to add to the covenants of the Issuer in this Indenture for the benefit of the Holders of all Series then Outstanding, or to surrender any right or power conferred upon the Issuer in this Indenture;

(ii)            to cure any ambiguity, to correct or supplement any provision in this Indenture which may be inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture;

(iii)           to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(iv)          to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of issue, authentication and delivery of the Notes, as herein set forth, or additional conditions, limitations and restrictions thereafter to be observed by the Issuer;

(v)           to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

(vi)          to evidence the succession of the Indenture Trustee pursuant to Article IX; or

(vii)         to add any additional Early Amortization Events or Events of Default.

Prior to the execution of any Supplement issued pursuant to this Section 1001, the Issuer shall provide written notice to each Rating Agency setting forth in general terms the substance of any such Supplement.

(b)           Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to the Holders of all Notes then Outstanding, each Rating Agency, the Administrative Agent and each Interest Rate Hedge Provider, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 1002.           Supplemental Indentures Not Creating a New Series with Consent of Holders.

(a)           With the consent of the Requisite Global Majority, the Issuer and the Indenture Trustee may enter into a Supplement hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture (other than any such additions, changes, eliminations or modifications described in Section 1001); provided, however, that no such Supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i)             reduce the principal amount of any Note or the rate of interest thereon, change the priority of any such payments (other than to increase the priority thereof) required pursuant to this Indenture or any Supplement in a manner adverse to any Noteholder, or the date on which, or the amount of which, or the place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Expected Final Payment Date thereof,

(ii)            reduce the percentage of Outstanding Notes or Existing Commitments required for (a) the consent of any Supplement to this Indenture, (b) the consent required for any waiver of compliance with certain provisions of this Indenture or certain Events of Default hereunder and their consequences as provided for in this Indenture or (c) the consent required to waive any payment default on the Notes;

(iii)           modify any provision of this Indenture or any Supplement which specifies that such provision cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(iv)          modify or alter the definition of the terms “Outstanding”, “Requisite Global Majority”, “Existing Commitment” or “Initial Commitment”;

(v)           impair or adversely affect the Collateral in any material respect as a whole except as otherwise permitted herein;

(vi)           modify or alter Section 702(a) of this Indenture; or

(vii)          permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Collateral or terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the Lien of this Indenture.

This Indenture may not be amended, modified or supplemented pursuant to this Section 1002 without the prior written consent of each Interest Rate Hedge Provider with respect to any of the following matters: (i) any amendments, modification or supplements to any sections in the Indenture granting rights or benefits with respect to Interest Rate Hedge Agreements and Interest Rate Hedge Providers if the effect of any such amendment, modification or waiver is to modify in a manner adverse to such Interest Rate Hedge Provider such rights or benefits, including but not limited to Sections 101, 302, 606, 801 or this Section 1002, (ii) any amendments, modifications or supplements which would adversely affect or deprive the Interest Rate Hedge Provider of any rights expressly granted to it under this Indenture (e.g., the right to receive notice, to be secured by the Collateral, have certain payment priorities in the “waterfall” order of payments set out in Section 302 and to consent to certain amendments) or to subordinate any payment priority attributed to such Interest Rate Hedge Provider; (iii) impair the Collateral or permit any Liens to be imposed on the Collateral, each as described in clauses (v) and (vii) of Section 1002(a) respectively or (iv) waive an Event of Default if, at the time of such waiver, the Interest Rate Hedge Agreement has been previously terminated and the Interest Rate Hedge Provider is owed any termination payments on account thereof.  An increase in the interest rate payable to any Noteholder on its Note shall not, in and of itself, violate the provisions of clauses (i) or (ii) above.

Prior to the execution of any Supplement issued pursuant to this Section 1002, the Issuer shall provide written notice to each Rating Agency and each Interest Rate Hedge Provider setting forth in general terms the substance of any such Supplement.

(b)           Promptly after the execution by the Issuer and the Indenture Trustee of any Supplement pursuant to this Section, the Issuer shall mail to the Holders of the Notes, each Rating Agency, the Administrative Agent and each Interest Rate Hedge Provider, a notice setting forth in general terms the substance of such Supplement, together with a copy of the text of such Supplement.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplement.

Section 1003.         Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, a Supplement permitted by this Article or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Indenture.  The Indenture Trustee may, but shall not be obligated to, enter into any such Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 1004.         Effect of Supplemental Indentures.

Upon the execution of any Supplement under this Article, this Indenture shall be modified in accordance therewith, and such Supplement shall form a part of this Indenture for all purposes, and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 1005.         Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any Supplement pursuant to this Article may, and shall if required by the Issuer, bear a notation as to any matter provided for in such Supplement.  If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee, may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 1006.         Issuance of Series of Notes.

(a)           The Issuer may from time to time direct the Indenture Trustee to execute and authenticate one or more Series of Notes as long as (i) the Rating Agency Condition has been met, (ii) no Early Amortization Event or Event of Default (or event or condition which with the passage of time or giving of notice or both would become an Early Amortization Event or an Event of Default) is then continuing (nor would occur as a result of the issuance of such additional Series) and (iii) all of the applicable conditions set forth Section 1006(b) of this Indenture have been satisfied.

(b)           On or before the Series Issuance Date relating to any Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such Series.  The terms of such Supplement may modify or amend the terms of this Indenture solely as applied to such Series, and, with the consent of the Control Party for any other Series and each affected Interest Rate Hedge Provider, may amend this Indenture as applicable to such other Series, in accordance with Section 1001 or 1002 hereof. The obligation of the Indenture Trustee to authenticate, execute and deliver the Notes of such Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

(i)             on or before the tenth (10th) Business Day immediately preceding the Series Issuance Date (unless the parties to be notified agree to a shorter notice period), the Issuer shall have given the Indenture Trustee, the Manager, each Rating Agency (and, if such additional Series is to be registered pursuant to the Securities Act, all Rating Agencies that have rated any prior Series), the Administrative Agent and each Interest Rate Hedge Provider entitled thereto pursuant to the relevant Supplement notice of the Series and the Series Issuance Date;

(ii)            the Issuer shall have delivered to the Indenture Trustee the related Supplement, executed by each party hereto other than the Indenture Trustee;

(iii)           the Rating Agency Condition shall have been satisfied with respect to the Series;

(iv)          the Issuer shall have delivered to the Indenture Trustee, each Rating Agency, each Interest Rate Hedge Provider and, if required, any Noteholder, any Opinions of Counsel required by the related Supplement, including without limitation with respect to true sale, enforceability, non-consolidation and security interest perfection issues;

(v)           the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate stating that no Early Amortization Event or Event of Default (or event or condition which with the passage of time or giving of notice or both would become an Early Amortization Event or an Event of Default) has occurred and is then continuing (or would result from the issuance of such additional Series);

(vi)           no additional Series of Notes shall (A) have a Legal Final Payment Date that is earlier than the Legal Final Payment Date for any Series of Notes then Outstanding (immediately prior to the issuance of such additional Series), or (B) include more restrictive provisions regarding Early Amortization Events or Events of Default than the equivalent provisions contained in any Series of Notes then Outstanding (immediately prior to the issuance of such additional Series);

(vii)         written confirmation from an officer of the Manager that after giving effect to such proposed issuance, the aggregate unpaid principal balance of all Series of Notes then Outstanding does not exceed the Asset Base, as evidenced by the Manager Report most recently received by the Indenture Trustee (but not earlier than the preceding Payment Date);

(viii)        such other conditions as shall be specified in the related Supplement; and

(ix)           the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in clauses (i) through (viii) have been satisfied.

The provisions of clauses (i), (iii) and (vi) above shall not apply to the issuance of the initial Series of Notes issued pursuant to this Indenture.

Upon satisfaction of the above conditions, the Indenture Trustee shall execute the Supplement and authenticate, execute and deliver the Notes of such Series.

Section 1007.         Amendments to Intercreditor Collateral Agreement.

The Indenture Trustee is hereby authorized to enter into amendments to the Intercreditor Collateral Agreement permitted pursuant to Section 631.

ARTICLE XI

HOLDERS LISTS

Section 1101.         Indenture Trustee to Furnish Names and Addresses of Holders.  Unless otherwise provided in the related Supplement, the Indenture Trustee will furnish or cause to be furnished to the Manager not more than ten (10) days after receipt of a request, a list, in such form as the Indenture Trustee generally maintains, of the names, addresses and tax identification numbers of the Holders of Notes as of such date.

Section 1102.         Preservation of Information; Communications to Holders.  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 1101 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in Section 1101 upon receipt of a new list so furnished.

ARTICLE XII

EARLY AMORTIZATION EVENT

Section 1201.         Early Amortization Event.

As of any date of determination, the existence of any one of the following events or conditions:

(1)           A Manager Default shall have occurred and then be continuing;

(2)           The Manager Report delivered for any Payment Date indicates that an Asset Base Deficiency exists;

(3)           The Manager Report delivered for any Payment Date indicates that the EBIT Ratio of the Issuer shall be less than 1.10:1.00;

(4)           The Manager Report delivered for any Payment Date indicates that the Weighted Average Age of the Eligible Container is greater than nine (9) years;

(5)           (A) A breach of any financial covenant of CAL set forth in the documents governing any Indebtedness of CAI and/or its Subsidiaries (the “Funded Debt Documents”) in excess of $20,000,000 shall have occurred for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity of all or part of such Indebtedness, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations, or (B) any default, not described in clause (A), under any Funded Debt Document shall have occurred and as a result the required lenders under the affected financing transaction have accelerated all or part of such Indebtedness; or

(6)           An event or condition designated as an Early Amortization Event in any Supplement shall have occurred and then be continuing.

If the Early Amortization Event described in clause (2) above has occurred, such Early Amortization Event shall be deemed no longer continuing if the Asset Base Deficiency is cured within thirty (30) days after the Payment Date on which such Asset Base Deficiency initially occurred; provided, that, no more than one cure of such event can occur during any two year period.

If the Early Amortization Event described in clause (6) above has occurred, such Early Amortization Event shall be deemed no longer continuing immediately upon the waiver and/or cure of such Early Amortization Event in accordance with the terms of the applicable Supplement.

Except as set forth in the immediately preceding paragraph, an Early Amortization Event shall be deemed to continue until the Business Day on which the Requisite Global Majority waives, in writing, such Early Amortization Event.  The Indenture Trustee shall promptly provide notice of any such waiver to each Rating Agency.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 1301.         Compliance Certificates and Opinions.

(a)           Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture or any Supplement, the Issuer shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if any, provided for in this Indenture and any relevant Supplement relating to the proposed action have been complied with and, if deemed reasonably necessary by the Indenture Trustee or if required pursuant to the terms of this Indenture, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)           Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)             a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(iv)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1302.         Form of Documents Delivered to Indenture Trustee.

(a)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)           Any certificate or opinion may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

(c)           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1303.         Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or any Supplement to be given or taken by Holders may be (i) embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, (ii) evidenced by the written consent or direction of Holders of the specified percentage of the principal amount of the Notes, or (iii) evidenced by a combination of such instrument or instruments; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments and record are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1304.         Limitation of Rights; Third Party Beneficiary.

Except as expressly set forth in this Indenture, this Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein.  Notwithstanding the previous sentence, the parties hereto acknowledge that each Interest Rate Hedge Provider is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.

Section 1305.         Severability.

If any provision of this Indenture is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

The invalidity of any one or more phrases, sentences, clauses or Sections of this Indenture, shall not affect the remaining portions of this Indenture, or any part thereof.

Section 1306.         Notices.

All demands, notices and communications hereunder shall be in writing, personally delivered, or by facsimile (with subsequent telephone confirmation of receipt thereof), or sent by internationally recognized overnight courier service, (a) in the case of the Indenture Trustee, at the following address:  MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, MN 55479; Attention:  Corporate Trust Services - Asset-Backed Administration, Telephone: (612) 667-8058, Facsimile: (612) 667-3464, (b) in the case of the Issuer, at the following address:  Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Telephone:  (441) 295-5950, Telefax:  (441) 292-4720, Attention:  Secretary, with a copy to each:  (i) CAI at its address at 1 Market Plaza, Suite 900, San Francisco, CA 94105, Telephone:  (415) 788-0100, Telefax:  (415) 788-3430, Attention:  CEO and CFO, and (ii) Container Applications Limited at its address at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies, Telephone:  (246) 430-5310, Telefax:  (246) 430-5312, Attention: CEO and CFO, with a copy to CAI International, Inc., 1 Market Plaza, Suite 900, San Francisco, CA 94105,  Attention: CEO and CFO, Telephone: (415) 788-0100, Telefax:  (415) 788-3430, (c) in the case of each Rating Agency, its address set forth in the related Supplement and (d) in the case of an Interest Rate Hedge Provider, at its address set forth in the related Interest Rate Hedge Agreement, or at such other address as shall be designated by such party in a written notice to the other parties.  Any notice required or permitted to be given to a Noteholder shall be given by certified first class mail, postage prepaid (return receipt requested), or by courier, or by facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address of such Holder as shown in the Note Register or to the telephone and fax number furnished by such Noteholder.  Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand.  Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Indenture with respect to any Series or Class shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to such Series or Class.

Section 1307.         Consent to Jurisdiction.

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ISSUER ARISING OUT OF OR RELATING TO THIS INDENTURE, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE ISSUER HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS INDENTURE, THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.  THE ISSUER HEREBY IRREVOCABLY APPOINTS AND DESIGNATES CSC CORPORATION SERVICE COMPANY, HAVING AN ADDRESS AT 1180 AVENUE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK 10036-8401, ITS TRUE AND LAWFUL ATTORNEY-IN-FACT AND DULY AUTHORIZED AGENT FOR THE LIMITED PURPOSE OF ACCEPTING SERVICING OF LEGAL PROCESS AND THE ISSUER AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS ON SUCH PERSON.  THE ISSUER SHALL MAINTAIN THE DESIGNATION AND APPOINTMENT OF SUCH AUTHORIZED AGENT UNTIL ALL AMOUNTS PAYABLE UNDER THIS INDENTURE SHALL HAVE BEEN PAID IN FULL.  IF SUCH AGENT SHALL CEASE TO SO ACT, THE ISSUER SHALL IMMEDIATELY DESIGNATE AND APPOINT ANOTHER SUCH AGENT SATISFACTORY TO THE INDENTURE TRUSTEE AND SHALL PROMPTLY DELIVER TO THE INDENTURE TRUSTEE EVIDENCE IN WRITING OF SUCH OTHER AGENT’S ACCEPTANCE OF SUCH APPOINTMENT.

Section 1308.         Captions.

The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Indenture.

Section 1309.         Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT GIVING EFFECT TO ANY OTHER PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1310.         No Petition.

The Indenture Trustee, on its own behalf, hereby covenants and agrees, and each Noteholder by its acquisition of a Note shall be deemed to covenant and agree, that it will not institute against the Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation Proceedings, or other Proceedings under any federal or state bankruptcy or similar law, at any time other than on a date which is at least one (1) year and one (1) day after the last date on which any Note of any Series was Outstanding.

Section 1311.         General Interpretive Principles.

For purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

(a)           the defined terms in this Indenture shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c)           references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Indenture;

(d)           a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)           the words “herein”, “hereof’, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular provision;

(f)            the term “include” or “including” shall mean without limitation by reason of enumeration; and

(g)           When referring to Section 302 or Section 806 of this Indenture, the term “or” shall be additive and not exclusive.

Section 1312.         WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 1313.         Waiver of Immunity.  To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or Proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the other Related Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the Related Documents and mandatory requirements of Applicable Law.

Section 1314.         Judgment Currency.  The parties hereto (A) acknowledge that the matters contemplated by this Indenture are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the Related Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the Related Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any transaction party shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the Related Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the Related Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the Related Documents.

Section 1315.         Statutory References.  References in this Indenture and each other Related Document for any Series to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the State of New York, such revised or successor section thereto.

Section 1316.         Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

CAL FUNDING I LIMITED

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:

Name:

Title:

EXHIBIT A

RESERVED

EXHIBIT B

DEPRECIATION METHODS BY TYPE OF CONTAINER

Depreciation Methods – GAAP

1.             For purposes of any calculation of the Asset Base, a Managed Container is depreciated using the straight-line method, over the applicable estimated useful life to the applicable estimated residual value, as listed below for each respective type of Container:

Container Type	Useful Life (years)	Residual Value
20’ Standard	12.5	$950
40’ Standard	12.5	$1,150
40’ High Cube	12.5	$1,300
20’ Reefer	12.0	$2,250
40’ Reefer	12.0	$3,000
all other Container types not covered above	15.0	15% of Original Equipment Cost

2.             For any purpose other than that described in item 1 above, including without limitation the calculation of financial covenants, the preparation of financial reports, and the calculation of the purchase price to be paid for any containers, the Depreciation Policy shall be in accordance with GAAP (provided that any change in the Depreciation Policy, as described in this item 2, resulting from the application of GAAP, or from the requirements of the Issuer’s accountants applying GAAP, shall be deemed not to constitute a change to the Depreciation Policy under any of the Related Documents).

EXHIBIT C

FORM OF PURCHASER LETTER

(Transfers pursuant to Rule 144A)

FOR VALUE RECEIVED the undersigned registered Holder (the “Seller”) hereby sell(s), assign(s) and transfer(s) unto (please print or type name and address including postal zip code of assignee):

(The “Purchaser”), Taxpayer Identification No.  _______________________, the accompanying [Series _____ Asset Backed Note bearing number __________________] and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

1.             In connection with such transfer and in accordance with Section 205 of the Indenture (as amended or supplemented from time to time as permitted thereby, the “Indenture”), dated as of September 9, 2011, between CAL Funding I Limited and Wells Fargo Bank, National Association (the “Indenture Trustee”), the Seller hereby certifies the following facts:  Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, any Person in any manner, or (c) made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Indenture, or if not defined therein, as defined in the [Amended and Restated] Series ________ Supplement, dated as of __________, between the Issuer and the Indenture Trustee.

2.             The Purchaser warrants and represents to, and covenants with, the Seller, the Indenture Trustee and the Manager pursuant to Section 205 of the Indenture as follows:

a.             The Purchaser understands that the Note has not been registered under the 1933 Act or the securities laws of any State.

b.             The Purchaser is acquiring the Note for investment for its own account only and not for any other Person.

c.             The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note.

d.             The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act (“Rule 144A”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  The Purchaser is aware that the sale to it is being made in reliance on Rule 144A.  The Purchaser is acquiring the Note for its own account or for the account of another qualified institutional buyer, understands that such Note may be offered, resold, pledged or transferred only (i) to a qualified institutional, buyer, or to an offeree or purchaser that the Purchaser reasonably believes is a qualified institutional buyer, that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

e.             The Purchaser is not a Competitor.

3.             The Purchaser represents to the Indenture Trustee, the Issuer and the Manager or any successor Manager that one of the following statements is true and correct:  (i) the purchaser is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code (“Benefit Plan”) and it is not directly or indirectly acquiring the Notes on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of, a Benefit Plan, (ii) the acquisition will qualify for a statutory or administrative prohibited transaction exemption under ERISA and the Code and will not give rise to a non-exempt transaction described in Section 406 of ERISA or Section 4975(c) of the Code, (iii) the source of funds (the “Source”) to be used by the Purchaser to pay the purchase price of the Notes is a guaranteed benefit policy within the meaning of Section 401(b)(2)(B) of ERISA, or (iv) the Source to be used by the purchaser to pay the purchase price of the Notes is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995), and there is no “employee benefit plan” or “plan” (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code as applicable, and treating as a single plan, all plans maintained by the same employer (or an affiliate within the meaning of Section V(a)(1) of PTE 95-60) or employee organization) with respect to which the amount of the reserves and liabilities for the general account contracts held by or on behalf of such plan, as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”), exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the Purchaser’s state of domicile.

4.             This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date set forth below.

Seller		Purchaser

By:		By:
	Name: Title: Taxpayer Identification No.:		Name: Title: Taxpayer Identification No.:

Date:		Date:

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Purchasers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Purchaser Letter:

1.             As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other senior executive officer of the Purchaser.

2.             The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis $__________________1 in securities (except for the excluded securities referred to in paragraph 3 below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

____
Corporation etc.  The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), a Massachusetts or similar business trust, a partnership, or a charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

____
Bank.  The Purchaser (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____
Savings and Loan.  The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____	Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

__________________________
1  Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

____
Insurance Company.  The Purchaser is organized as an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____
State or Local Plan.  The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____	ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

____	Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940.

3.             The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) securities issued or guaranteed by the U.S.  or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.             For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser (except as provided in Rule 144A(a)(3)) and did not include any of the securities referred to in the preceding paragraph.  Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction.  However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934.

5.             The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

Will the Purchaser be purchasing the
Yes	No	Certificate only for Purchaser’s own account?

6.             If the answer to the foregoing question is “no”, the Purchaser agrees that, in connection with, any purchase of securities sold to the Purchaser for the account of a third party (including any separate account) in reliance on Rule 144A, the Purchaser will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A.  In addition, the Purchaser agrees that the Purchaser will not purchase securities for a third party unless the Purchaser has obtained a certificate from such third party substantially identical to this certification or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.             The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Purchaser’s purchase of the Note will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Purchaser

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Purchasers That Are Registered Investment Companies]

The undersigned hereby certifies as follows to the parties identified in Section 2 of the attached Purchaser Letter:

1.             As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President or other senior executive officer of the Purchaser or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Purchaser is part of a Family of Investment Companies (as defined below), is such an officer of the adviser.

2.             The Purchaser is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Purchaser alone, or the Purchaser’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used (except as provided in Rule 144(a)(3)).

____
The Purchaser owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____
The Purchaser is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.             The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof), except for a unit investment trust whose assets consist solely of shares on one or more registered investment companies that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other), or, in the case of unit investment trusts, the same depositor.

4.             The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S.  or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.             The Purchaser acknowledges that it is familiar with Rule 144A and understands that the seller to it and the other parties related to the Note are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

6.             The undersigned will notify the parties addressed the Purchaser Letter to which this certification relates of any changes in the information and conclusions herein.  Until such notice, the Purchaser’s purchase of the Note will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Purchaser or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Purchaser

Date:

EXHIBIT D

FORM OF PURCHASER CERTIFICATION

(Transfers other than Rule 144A)

FOR VALUE RECEIVED the undersigned registered Holder (the “Seller”) hereby sell(s), assign(s) and transfer(s) unto (please print or type name and address including postal zip code of assignee):

(the “Purchaser”), Taxpayer Identification No.___________________ the accompanying Series _____ Asset Backed Note bearing number __________________ (the “Note”) and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

1.             In connection with such transfer and in accordance with Section 205 of the Indenture (as amended or supplemented from time to time as permitted thereby, the “Indenture”), dated as of September 9, 2011, between CAL Funding I Limited and Wells Fargo Bank, National Association (the “Indenture Trustee”) the Seller hereby certifies the following facts:  Neither the Seller nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Note, any interest in the Note or any other similar security, or (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Note, any interest in the Note or any other similar security from, any Person in any manner, or (c) made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Note under the Securities Act of 1933, as amended (the “1933 Act”), or which would render the disposition of the Note a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Indenture, or if not defined therein, as defined in the [Amended and Restated] Series ________ Supplement, dated as of __________________, between the Issuer and the Indenture Trustee.

2.             The Purchaser warrants and represents to, and covenants with, the Seller, the Indenture Trustee and the Manager pursuant to Section 205 of the Indenture as follows:

a.             The Purchaser understands that the Note has not been registered under the 1933 Act or the securities laws of any State.

b.             The Purchaser is acquiring the Note for investment for its own account only and not for any other Person.

c.             The Purchaser is an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the 1933 Act.

d.             The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Note.

[e. The Purchaser is not a Competitor.]

3.             The Purchaser represents to the Indenture Trustee, the Issuer and the Manager or any successor Manager that one of the following statements is true and correct:  (i) the purchaser is not an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code (“Benefit Plan”) and it is not directly or indirectly acquiring the Notes on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of, a Benefit Plan, (ii) the acquisition will qualify for a statutory or administrative prohibited transaction exemption under ERISA and the Code and will not give rise to a non-exempt transaction described in Section 406 of ERISA or Section 4975(c) of the Code, (iii) the source of funds (the “Source”) to be used by the Purchaser to pay the purchase price of the Notes is a guaranteed benefit policy within the meaning of Section 401(b)(2)(B) of ERISA, or (iv) the Source to be used by the purchaser to pay the purchase price of the Notes is an “insurance company general account” within the meaning of Department of Labor Prohibited Transaction Exemption (“PTE”) 95-60 (issued July 12, 1995), and there is no “employee benefit plan” or “plan” (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code as applicable, and treating as a single plan, all plans maintained by the same employer (or an affiliate within the meaning of-Section V(a)(1) of PTE 95-60) or employee organization) with respect to which the amount of the reserves and liabilities for the general account contracts held by or on behalf of such plan, as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”), exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the purchaser’s state of domicile.

4.             This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties have caused this document to be executed by their duly authorized officers as of the date

Seller		Purchaser

By:		By:
	Name:		Name:
	Title:		Title:
	Taxpayer Identification No.:		Taxpayer Identification No.:

Date:		Date:

EXHIBIT E

FORM OF NON-RECOURSE RELEASE

Indenture Trustee’s Certificate
pursuant to Section 404 of the Indenture

Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”) pursuant to the Indenture (as amended or supplemented from time to time as permitted thereby, the “Indenture”), dated as of September 9, 2011, between CAL Funding I Limited (the “Issuer”) and the Indenture Trustee does hereby sell, transfer, assign, deliver and otherwise convey to __________________ (the “Assignee”), without recourse, representation or warranty, except that the Indenture Trustee has not created any liens, claims or encumbrances on any assets identified in the attached certificate and all income and proceeds thereof other than the lien of the Indenture, all of the Indenture Trustee’s right, title and interest in and to all of the assets identified in the attached certificate and all income thereon and proceeds thereof and all security and documents relating thereto.

IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _______________________.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:

Title:

EXHIBIT F

[RESERVED]

EXHIBIT G

FORM OF CONTROL AGREEMENT

EXHIBIT H

INTERCREDITOR COLLATERAL AGREEMENT

EXHIBIT I

TABLE OF COST-EQUIVALENT UNITS (CEU'S)

CEU per Container type (Equivalent definitional term to SCU or FEU)

Equipment Number Code	Equipment Description	CEU Weighting
12	12 Foot Storage Container	1.00
20	20 Foot Dry Van Container	1.00
21	20 Foot High Cube Dry Van Container	1.30
22	20 Foot Refrigerated Container	6.50
23	20 Foot Steel Floor Dry Van Container	1.00
24	24 Foot Storage Container	1.00
26	20 Foot Open Top Container	1.50
27	20 Foot Convertible Open Top Container	1.50
28	20 Foot Hard Top Open Top Container	1.50
29	20 Foot Box Container	1.00
40	40 Foot Dry Van Container	1.60
41	40 Foot High Cube Dry Van Container	1.70
43	40 Foot High Cube Refrigerated Container	8.50
44	40 Foot Collapsible Flat Rack	1.00
45	40 Foot Fixed End Flat Rack	3.00
46	40 Foot Open Top Container	2.50
47	40 Foot Stackable Flat Rack	4.00
48	45 Foot High Cube Container	2.20
49	40 Foot Open Side Container	2.00
50	40 Foot Convertible High Open Top	1.00
51	40 Foot Standard Palletwide Container	2.00
52	40 High Cube Palletwide Container	2.00
60	40 Foot 9’6” Palletwide Conatiner	2.00
61	40 Foot 8’6” Palletwide CPC	2.00
62	45 Foot 9’6” Palletwide CPC	2.00
63	45 Foot 9’6” Palletwide C32	2.00
64	45 Foot 9’6” Palletwide C44	2.00
65	45 Foot 9’6” Pallewide	2.00
66	13.6 Meter Box	2.00
G1	Genset – Under/CM	6.00
G2	Genset - Clip	1.00
H4	40 Foot Hanger Container	1.00
M2	20 Foot Modular Container	1.00
R0	40 Foot 100 Ton Rolltrailer	2.00
R2	40 Foot 120 Ton Rolltrailer	2.00
R6	40 Foot 60 Ton Rolltrailer	2.00
R7	40 Foot 70 Ton Rolltrailer	2.00
R8	40 Foot 80 Ton Rolltrailer	2.00
S4	40 Foot Swap Body	3.50
SA	BDF Turen WB	1.00
SB	BDF Rolltor WB	1.00
SC	BDF Planen WB	1.00
SD	782Jumbo Rolltor	1.00
SE	Jumbor Rolltor	1.00
SF	782 Automobile	1.00
T2	20 Foot Tote Bin	5.00